Exhibit 2.1

                                                                  EXECUTION COPY




                                MERGER AGREEMENT
                          DATED AS OF DECEMBER 10, 2007
                                  BY AND AMONG
                             FOUR OAKS FINCORP, INC.
                         FOUR OAKS BANK & TRUST COMPANY
                                       AND
                             LONGLEAF COMMUNITY BANK

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE I -- DEFINED TERMS.....................................................1

      1.1.  DEFINITIONS........................................................1

ARTICLE II -- THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES............9

      2.1.  THE MERGER.........................................................9
      2.2   COMPANY SHARES....................................................10
      2.3   MERGER CONSIDERATION..............................................10
      2.4   ELECTION AND ALLOCATION PROCEDURES................................11
      2.5   EXCHANGE PROCEDURES...............................................14
      2.6   COMPANY STOCK OPTIONS.............................................15
      2.7   DISSENTING SHARES.................................................16

ARTICLE III -- THE CLOSING....................................................17

      3.1   CLOSING...........................................................17
      3.2   DELIVERIES BY THE COMPANY.........................................17
      3.3   DELIVERIES BY THE PARENT AND THE BUYER............................17

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................17

      4.1   ORGANIZATION, STANDING AND POWER..................................18
      4.2   AUTHORITY; NO CONFLICTS...........................................18
      4.3   CAPITAL STOCK; SUBSIDIARIES.......................................18
      4.4   COMPANY FILINGS, FINANCIAL STATEMENTS, AND BOOKS AND RECORDS......19
      4.5   ABSENCE OF UNDISCLOSED LIABILITIES................................20
      4.6   ABSENCE OF CERTAIN CHANGES OR EVENTS..............................20
      4.7   TAX MATTERS.......................................................22
      4.8   ASSETS; INSURANCE.................................................22
      4.9   SECURITIES PORTFOLIO AND INVESTMENTS..............................23
      4.10  ENVIRONMENTAL MATTERS.............................................23
      4.11  COMPLIANCE WITH LAWS..............................................24
      4.12  LABOR RELATIONS...................................................24
      4.13  EMPLOYEE BENEFIT PLANS............................................25
      4.14  MATERIAL CONTRACTS................................................26
      4.15  LEGAL PROCEEDINGS.................................................26
      4.16  REPORTS...........................................................27
      4.17  ACCOUNTING, TAX, AND REGULATORY MATTERS...........................27
      4.18  ORGANIZATIONAL DOCUMENTS..........................................27
      4.19  STOCK RECORDS.....................................................27
      4.20  INVESTMENT COMPANY................................................27
      4.21  LOANS; ALLOWANCE FOR LOAN LOSSES..................................27
      4.22  REPURCHASE AGREEMENTS; DERIVATIVES................................27
      4.23  DEPOSIT ACCOUNTS..................................................28
      4.24  RELATED PARTY TRANSACTIONS........................................28
      4.25  COMMISSIONS.......................................................28
      4.26  VOTING AGREEMENTS.................................................28


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      4.27  INTELLECTUAL PROPERTY.............................................28
      4.28  TECHNOLOGY SYSTEMS................................................29
      4.29  BANK SECRECY ACT COMPLIANCE; USA PATRIOT ACT......................29
      4.30  OFAC..............................................................29
      4.31  NONCOMPETES.......................................................29

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BUYER.......29

      5.1   ORGANIZATION, STANDING AND POWER..................................29
      5.2   AUTHORITY; NO CONFLICTS...........................................30
      5.3   PARENT'S STOCK....................................................30
      5.4   SEC FILINGS; PARENT FINANCIAL STATEMENTS..........................31
      5.5   REGISTRATION STATEMENT; PROXY STATEMENT...........................32
      5.6   ABSENCE OF UNDISCLOSED LIABILITIES................................32
      5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS..............................32
      5.8   TAX MATTERS.......................................................32
      5.9   COMPLIANCE WITH LAWS..............................................33
      5.10  LEGAL PROCEEDINGS.................................................33
      5.11  REPORTS...........................................................34
      5.12  ACCOUNTING, TAX, AND REGULATORY MATTERS...........................34
      5.13  ORGANIZATIONAL DOCUMENTS..........................................34
      5.14  INVESTMENT COMPANY................................................34
      5.15  DEPOSIT ACCOUNTS..................................................34
      5.16  COMMISSIONS.......................................................34
      5.17  OFAC..............................................................34

ARTICLE VI -- COVENANTS.......................................................34

      6.1   COVENANTS OF THE COMPANY..........................................34
      6.2   COVENANTS OF THE PARENT AND THE BUYER.............................40
      6.3   COVENANTS OF ALL PARTIES TO THE AGREEMENT.........................43

ARTICLE VII -- DISCLOSURE OF ADDITIONAL INFORMATION...........................44

      7.1   ACCESS TO INFORMATION.............................................45
      7.2   ACCESS TO PREMISES................................................45
      7.3   ENVIRONMENTAL SURVEY..............................................45
      7.4   ANNOUNCEMENTS; CONFIDENTIAL INFORMATION...........................45

ARTICLE VIII  -- CONDITIONS TO CLOSING........................................47

      8.1   MUTUAL CONDITIONS.................................................47
      8.2   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY......................48
      8.3   CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND THE BUYER.........50

ARTICLE IX -- TERMINATION.....................................................51

      9.1   TERMINATION.......................................................52
      9.2   PROCEDURE AND EFFECT OF TERMINATION...............................53
      9.3   TERMINATION EXPENSES AND FEES.....................................53

                                       ii
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ARTICLE X -- MISCELLANEOUS PROVISIONS.........................................53

      10.1  EXPENSES..........................................................54
      10.2  NO SURVIVAL OF REPRESENTATIONS....................................54
      10.3  AMENDMENT AND MODIFICATION........................................54
      10.4  WAIVER OF COMPLIANCE; CONSENTS....................................54
      10.5  NOTICES...........................................................54
      10.6  ASSIGNMENT........................................................55
      10.7  SEPARABLE PROVISIONS..............................................55
      10.8  GOVERNING LAW.....................................................55
      10.9  COUNTERPARTS......................................................55
      10.10 INTERPRETATION....................................................55
      10.11 ENTIRE AGREEMENT..................................................55

EXHIBIT A   FORM OF BULLARD CONSULTING AGREEMENT

EXHIBIT B   FORM OF FARRAH EMPLOYMENT AGREEMENT

EXHIBIT C   FORM OF VOTING AGREEMENT

EXHIBIT D   FORM OF AFFILIATE LETTER


                                      iii
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                                MERGER AGREEMENT

      THIS MERGER AGREEMENT (this "Agreement"), dated as of the 10th day of December, 2007, is by and among:

      FOUR OAKS FINCORP, INC., a North Carolina corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Parent");

      FOUR OAKS BANK & TRUST COMPANY, a North Carolina banking corporation and a state chartered member of the Federal Reserve System (the "Buyer"); and

      LONGLEAF COMMUNITY BANK, a North Carolina banking corporation (the "Company").

                        ARTICLE I. BACKGROUND STATEMENT
                                   --------------------

      The Parent, the Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "Merger"). In consideration of the Merger, the shareholders of the Company will receive shares of common stock of the Parent and/or cash. It is intended that the Merger qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

                       ARTICLE II. STATEMENT OF AGREEMENT
                                   ----------------------

      In  consideration   of  the  premises  and  the  mutual   representations,
warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                           ARTICLE III. DEFINED TERMS
                                        -------------

      1.1. DEFINITIONS. As used in this Agreement, the following capitalized terms have the following meanings:

      "Actual Average Closing Price" means, with respect to the Parent's Stock, the volume weighted average of the daily closing sales price thereof as quoted on the OTC Bulletin Board during the twenty (20) consecutive trading days ending three (3) Business Days prior to the Closing Date.

      "Acquisition Proposal" has the meaning given to it in Section 6.1(c).

      "Advisory Board" has the meaning given to it in Section 6.2(b).

      "Affiliate" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or Controls, or is Controlled by or is under common Control with, such Person. Without limiting the foregoing, the term "Affiliates" includes Subsidiaries.

      "Agreement" has the meaning given to it in the introductory paragraph hereof.

      "All Cash  Consideration  Election  Amount" has the meaning given to it in
Section 2.4(a).

      "All Stock  Consideration  Election Amount" has the meaning given to it in
Section 2.4(a).


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      "Assets" means all of the assets,  properties,  businesses and rights of a
Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person's name and wherever located.

      "Average Closing Price" means the Actual Average Closing Price; provided, in the event that the Actual Average Closing Price is greater than $19.3397452, the Average Closing Price shall be $19.3397452; provided, further, in the event that the Actual Average Closing Price is less than $14.2945943, the Average Closing Price shall be $14.2945943.

      "Benefit Plans" means all pension, retirement, profit-sharing, SIMPLE IRA, deferred compensation, stock option, employee stock ownership, restricted stock, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, welfare plans, all life insurance plans, and all other employee benefit plans, arrangements, fringe benefit plans or perquisites, whether written or unwritten, including without limitation "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its subsidiaries for the benefit of that Person's employees or retirees, or directors and/or their spouses, dependents and designated beneficiaries.

      "Bullard Consulting Agreement" means the consulting agreement to be entered into at the Closing between the Buyer and the Company's Chief Executive Officer, John W. Bullard, substantially in the form attached hereto as EXHIBIT A.

      "Business Day" means any day excluding (i) Saturday, (ii) Sunday and (iii) any day that is a legal holiday in the State of North Carolina.

      "Buyer" has the meaning given to it in the introductory paragraph hereof.

      "Cash Election Amount" has the meaning given to it in Section 2.4(a).

      "Cash Election Shares" has the meaning given to it in Section 2.4(a).

      "Cause" means a good faith determination that an employee: (i) is engaging or has engaged in willful misconduct or in conduct which is detrimental in any material respect to the Buyer's business or business prospects or likely will have an adverse effect on the Buyer's business or reputation; (ii) is proved to have engaged in any act of fraud, embezzlement, or personal dishonesty; (iii) has failed in any material respect to perform or discharge his or her duties or responsibilities of employment; (iv) has materially breached any agreement between such employee and the Buyer or has materially violated the Buyer's codes and standards of conduct; (v) is convicted of any felony or any criminal offense involving dishonesty or breach of trust, or any event occurs which disqualifies the employee, under Section 19 of the Federal Deposit Insurance Act or other banking laws and regulations, or the Buyer's general policies, from serving as an employee of the Buyer; (vi) becomes unacceptable to, or is removed, suspended, or prohibited from participating in the conduct of the Buyer's affairs by, any Regulatory Authority; or (vii) is excluded by the carrier or underwriter from coverage under the Buyer's "blanket bond" or other fidelity bond or insurance policy covering the Buyer's directors, officers, or employees, or such coverage for that employee is limited as compared to other covered officers or employees, or the Buyer determines in good faith that these events probably will occur.

      "Closing" means the closing of the Merger, as described more specifically in ARTICLE III.

      "Closing Date" has the meaning given to it in Section 3.1.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

      "Company" has the meaning given to it in the introductory paragraph hereof.

      "Company Contracts" has the meaning given to it in Section 4.14.

      "Company Filings" has the meaning given to it in Section 4.4(a).

      "Company Financial Statements" means, with respect to the Company, the audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2006, 2005 and 2004 and audited balance sheets as of December 31, 2006, 2005 and 2004, as well as the interim unaudited statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2006 and the interim unaudited balance sheet as of each such quarter.

      "Company Option" and "Company Options" have the respective meanings given to them in Section 2.6(a).

      "Company  Rule 145  Affiliates"  has the  meaning  given to it in  Section
6.1(g).

      "Company Shares" has the meaning given to it in Section 2.2(a).

      "Company's Disclosure Schedule" has the meaning given to it in the preamble to ARTICLE IV.

      "Confidentiality Agreement" has the meaning given to it in Section 6.1(c).

      "Confidential Information" has the meaning given to it in Section 7.4(b).

      "Consent"   means  any  consent,   approval,   authorization,   clearance,
exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

      "Contract" means any agreement,  warranty, indenture,  mortgage, guaranty,
lease,  license  or  other  contract,  agreement,  arrangement,   commitment  or
understanding, written or oral, to which a Person is a party.

      "Control" means possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of a substantial amount of voting securities, by contract or otherwise.

      "Default" means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, that include the transactions contemplated in this Agreement), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

      "Determination Date" has the meaning given to it in Section 9.1(g).

      "Determination  Date Average Closing Price" has the meaning given to it in
Section 9.1(g).

      "Dissenting Shares" has the meaning given to it in Section 2.7.

      "Effective Time" has the meaning given to it in Section 2.1(e).

      "Election Deadline" has the meaning given to it in Section 2.4(a).

      "Election Form" has the meaning given to it in Section 2.4(a).

      "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

      "Environmental Survey" has the meaning given to it in Section 7.3.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "ERISA Plan" means any Benefit Plan that is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" has the meaning given to it in Section 2.5(a).

      "Exchange Ratio" means, subject to Section 9.1(g), an amount equal to $16.50 divided by the Average Closing Price, rounded to the seventh decimal place.

      "Farrah Employment Agreement" means the employment agreement to be entered into at the Closing between the Buyer and the Company's Chief Operating Officer, Wayne O. "Butch" Farrah III, substantially in the form attached hereto as EXHIBIT B.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Force Majeure" means, with respect to any Person, (i) such Person's inability to procure sufficient supplies or (ii) any fire, flood, extreme weather, natural calamity, act of God, strike, work stoppage, labor difficulty, war, national emergency, insurrection, riot, civil unrest, law, order or act of any Governmental Authority, or any other event not within such Person's control.

      "Generally Accepted Accounting Principles" or "GAAP" means accounting principles generally accepted in the United States, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person's prior financial practice.

      "Governmental Authority" means any nation, province or state, or any political subdivision thereof, and any agency, department, natural person or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

      "Hazardous Material" means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

      "Informing Party" has the meaning given to it in Section 7.4(b).

      "Intellectual Property" means all copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes and documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

      "Knowledge of the Company" means the knowledge of any of the Company's directors and the Company's Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Credit Officer, and, solely after the date of this Agreement, also the Company's Controller and Corporate Secretary, in each case including facts of which such directors and officers, in the reasonably prudent exercise of their duties, should be aware.

      "Knowledge of the Parent and the Buyer" means the knowledge of any of the Parent's and the Buyer's directors and the Parent's Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Controller, and General Auditor, including facts of which such directors and officers, in the reasonably prudent exercise of their duties, should be aware.

      "Law" means any code, law, ordinance, rule, regulation, reporting or licensing requirement, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

      "Liability" means any liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether direct or indirect, primary or secondary, accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

      "Lien" means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have a Material Adverse Effect, and (iii) pledges to secure deposits and other liens incurred in the ordinary course of the banking business.

      "Litigation" means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation, hearing, or administrative or other proceeding, but shall not include regular examinations of depository institutions and their Affiliates by Regulatory Authorities.

      "Loan Collateral" means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which any Person has taken a security interest with respect to, on which any Person has placed a Lien with respect to, or which is otherwise used to secure, any loan made by any Person or any note, account, or other receivable payable to any Person.

      "Mailing Date" has the meaning given to it in Section 2.4(a).

      "Material" means having meaningful consequences, and for purposes of this Agreement shall be determined reasonably in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

      "Material Adverse Effect" on a Person shall mean an event, occurrence or circumstance that, individually or together with any other event, occurrence or circumstance, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Person and its subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in market interest rates, real estate markets, securities markets or other market conditions applicable to banks or thrift institutions generally, (c) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (d) actions and omissions of a party hereto (or any of its Affiliates) taken with the consent of the other parties hereto, and (e) the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement.

      "Maximum Total Cash Merger  Consideration"  has the meaning given to it in
Section 2.3(b).

      "Maximum Total Stock Merger  Consideration" has the meaning given to it in
Section 2.3(b).

      "Merger" has the meaning given to it in the Background Statement hereof.

      "Merger Consideration" has the meaning given to it in Section 2.3(a).

      "Minimum Total Cash Merger  Consideration"  has the meaning given to it in
Section 2.3(b).

      "Minimum Total Stock Merger  Consideration" has the meaning given to it in
Section 2.3(b).

      "Mixed Cash Consideration  Election Amount" has the meaning given to it in
Section 2.4(a).

      "Mixed Election Shares" has the meaning given to it in Section 2.4(a).

      "Mixed Stock Consideration Election Amount" has the meaning given to it in
Section 2.4(a).

      "OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

      "Order" means any decision or award, decree, injunction, judgment, order, ruling, or writ of any arbitrator or Governmental Authority.

      "Parent" has the meaning given to it in the introductory paragraph hereof.

      "Parent Financial Statements" means, with respect to the Parent and its Subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2006, 2005 and 2004 and consolidated audited balance sheets as of December 31, 2006, 2005 and 2004, as well as the interim consolidated unaudited statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2006 and the interim consolidated unaudited balance sheet as of each such quarter.

      "Parent SEC Reports" has the meaning given to it in Section 5.4(a).

      "Parent's and Buyer's Disclosure Schedule" has the meaning given to it in the preamble to ARTICLE V.

      "Parent's Stock" means the common stock of the Parent, par value One Dollar ($1.00) per share, as traded on the OTC Bulletin Board.

      "Pension Plan" means any ERISA Plan that also is a "defined benefit plan" (as defined in Section 414(j) of the Code or Section 3(35) of ERISA).

      "Permit" means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

      "Person" means a corporation,  a company, an association, a joint venture,
a  partnership,  an  organization,   a  business,  an  individual,  a  trust,  a
Governmental Authority or any other legal entity.

      "Per Share Cash Consideration" has the meaning given to it in Section 2.3(a).

      "Per Share Mixed Consideration" has the meaning given to it in Section 2.3(a).

      "Per Share Stock Consideration" has the meaning given to it in Section 2.3(a).

      "Plan of  Merger"  means the plan for  completing  the Merger set forth in
ARTICLE II of this Agreement.

      "Proxy Statement" has the meaning given to it in Section 6.1(j).

      "Real Property" means all of the land, buildings, premises, or other real property in which a Person has ownership or possessory rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, "Real Property", as used with respect to any Person, does not include any Loan Collateral not yet foreclosed and conveyed to the Person as of the date with respect to which the term "Real Property" is being used.

      "Receiving Party" has the meaning given to it in Section 7.4(b).

      "Registration Statement" has the meaning given to it in Section 6.1(j).

      "Regulatory Authorities" means, collectively, the United States Department of Justice, the Federal Reserve Board and the Federal Reserve Bank of Richmond, the FDIC, the North Carolina Banking Commission, the North Carolina Commissioner of Banks, the Financial Industry Regulatory Authority, the SEC, and any other regulatory agencies having primary regulatory authority over the parties hereto, their respective Affiliates, and the Merger and other transactions contemplated by this Agreement.

      "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

      "Sarbanes-Oxley" has the meaning given it in Section 4.4(d).

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Laws" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

      "Shareholder Meeting" has the meaning given to it in Section 6.1(d).

      "Stock Adjustment" has the meaning given to it in Section 2.3(d).

      "Stock Election Amount" has the meaning given to it in Section 2.4(a).

      "Stock Election Shares" has the meaning given to it in Section 2.4(a).

      "Subsidiary" means, with respect to any Person that is an entity, each of the other entities that directly or indirectly is under the Control of such Person through that Person's direct or indirect ownership of voting stock in the entity.

      "Superior Proposal" means a bona fide, written and unsolicited proposal or offer (including a new proposal received by the Company after execution of this Agreement from a person whose initial contact with the Company may have been solicited by the Company or its representatives prior to the execution of this Agreement) made by any person or group (other than the Parent or any of its Subsidiaries) with respect to an Acquisition Proposal on terms which the Board of Directors of the Company determines in good faith, in the exercise of reasonable judgment (based on the advice of the Company's financial advisors and outside legal counsel), and based on the written opinion, with only customary qualifications, of the Company's financial advisor, to be reasonably capable of being consummated and to be superior from a financial point of view to the holders of Company Shares than the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of such transactions.

      "Surviving Bank" has the meaning given to it in Section 2.1(a).

      "Tax" or "Taxes" means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

      "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

      "Taxable Period" shall mean any period prescribed by any Governmental Authority, including the United States or any state, local, or foreign government or subdivision or agency thereof, for which a Tax Return is required to be filed or Tax is required to be paid.

      "Technology Systems" has the meaning given to it in Section 4.28.

      "Voting Agreement" has the meaning given to it in Section 4.26.


                             ARTICLE IV. ARTICLE II
                                         ----------

THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES
      2.1.  THE MERGER.

      (a) The Merger. On the terms and subject to the conditions of this Agreement, including the Plan of Merger set forth in this ARTICLE II, and North Carolina Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the "Surviving Bank") and shall continue its corporate existence under the laws of the State of North Carolina .

      (b) Governing Documents. The articles of incorporation of the Buyer in effect at the Effective Time of the Merger shall be the articles of incorporation of the Surviving Bank until further amended in accordance with applicable Law. The bylaws of the Buyer in effect at such Effective Time shall be the bylaws of the Surviving Bank until further amended in accordance with applicable Law.

      (c) Directors and Officers. From and after the Effective Time of the Merger, until successors or additional directors are duly elected or appointed in accordance with applicable law, (i) the directors of the Buyer at the Effective Time shall be the directors of the Surviving Bank and (ii) the officers of the Buyer at the Effective Time shall be the officers of the Surviving Bank.

      (d) Approval. Subject to Section 6.1(c), the parties hereto shall use their best efforts to take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby and
(ii) the Merger and the other transactions contemplated hereby.

      (e) Effective Time. The Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with North Carolina Law, or at such other time as is specified therein. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

      (f) Filing of Articles of Merger. At the Closing, the Buyer and the Company shall cause the Articles of Merger in respect of the Merger to be executed and filed with the Secretary of State of North Carolina as required by North Carolina Law and shall take any and all other actions and do any and all other things to cause the Merger to become effective as contemplated hereby.

      2.2   COMPANY SHARES.

      (a) Each share of the Company's capital stock (the "Company Shares"), Five Dollars ($5.00) par value per share, issued and outstanding immediately prior to the Effective Time (other than Company Shares to be canceled pursuant to Sections 2.2(c) and 2.2(d) and Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at the Effective Time into the right to receive the Merger Consideration in accordance with this ARTICLE II.

      (b) Each such Company Share, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration.

      (c) Notwithstanding anything contained in this Section 2.2 to the contrary, any Company Shares held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

      (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Bank of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Bank, they shall be canceled and exchanged for the Merger Consideration as provided for herein.

      2.3   MERGER CONSIDERATION.

      (a) Subject to Sections  2.2,  2.3(c),  2.3(d),  2.4,  2.5 and 2.7, at the
Effective Time, the holders of Company Shares outstanding at the Effective Time, other than the Parent and its Affiliates, shall be entitled to receive, and the Buyer shall pay or issue and deliver, for each Company Share held by such
Person: (i) 0.60 shares of the Parent's Stock multiplied by the Exchange Ratio plus an amount equal to $6.60 in cash (the "Per Share Mixed Consideration"),
(ii) 1.0 share of the Parent's Stock multiplied by the Exchange Ratio (the "Per Share Stock Consideration"), or (iii) an amount equal to $16.50 in cash (the "Per Share Cash Consideration"). The foregoing consideration, collectively and in the aggregate, shall be referred to herein as the "Merger Consideration."

      (b) Subject to the allocation provisions of Section 2.4, each holder of a Company Share may elect, for all Company Shares beneficially owned by such holder, to receive the Per Share Mixed Consideration, the Per Share Stock Consideration or the Per Share Cash Consideration; provided, (i) that the aggregate number of shares of the Parent's Stock with respect to which the Per Share Mixed Consideration and the Per Share Stock Consideration (excluding fractions of Company Shares issued or not issued pursuant to Section 2.3(c) as a result of rounding) shall be paid as Merger Consideration shall be not less than an amount equal to (A) the product of $8.25 and the number of Company Shares validly issued and outstanding at the Effective Time divided by (B) the Average Closing Price, and not more than an amount equal to (C) the product of $11.55 and the number of Company Shares validly issued and outstanding at the Effective Time divided by (D) the Average Closing Price (in each case subject to equitable adjustment for any stock dividend, stock split or other stock payment by the Company after the date hereof but prior to the Effective Time) (the "Minimum Total Stock Merger Consideration" and the "Maximum Total Stock Merger Consideration," respectively), subject to adjustment so that the Minimum Total

Stock Merger Consideration shall not be less than the amount necessary to qualify the Merger as a tax-free reorganization under Section 368 of the Code, as determined reasonably by the Parent at or immediately after the Effective Time upon consultation with its independent accountants and counsel; and (ii) that the aggregate amount of cash with respect to which the Per Share Mixed Consideration and the Per Share Cash Consideration shall be paid as Merger Consideration shall be not less than an amount equal to (E) the product of $4.95 and the number of Company Shares validly issued and outstanding at the Effective Time, and not more than (F) the product of $8.25 and the number of Company Shares validly issued and outstanding at the Effective Time (the "Minimum Total Cash Merger Consideration" and the "Maximum Total Cash Merger Consideration," respectively); provided, however, that, if the Minimum Total Stock Merger Consideration is adjusted as provided in Section 2.3(b)(i) above to qualify the Merger as a tax-free reorganization under Section 368 of the Code, the Maximum Total Cash Merger Consideration shall be adjusted reciprocally so that the aggregate value of the Merger Consideration paid after such adjustments is equal to the aggregate value of the Merger Consideration which would have been paid in the absence of such adjustments.

      (c) No fractional shares of the Parent's Stock shall be issued or delivered in connection with the Merger. Instead, the number of shares of the Parent's Stock which a holder of the Company Shares is entitled to receive pursuant to this ARTICLE II shall be rounded to the nearest whole share (with
0.5 share rounded up to the nearest whole share).

      (d) In the event the Parent changes the number of shares of the Parent's Stock, or the Company changes the number of shares of the Company Stock, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock (each a "Stock Adjustment") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Per Share Mixed Consideration and the Per Share Stock Consideration shall each be equitably adjusted to reflect such change.

      2.4   ELECTION AND ALLOCATION PROCEDURES.

      (a)   Election.

            (i) An election form ("Election Form"), together with the other transmittal materials described in Section 2.5, shall be mailed as soon as reasonably practicable after the Effective Time to each holder of Company Shares of record at the Effective Time. Such date of mailing shall be referred to hereinafter as the "Mailing Date." Each Election Form shall provide that a holder (or the beneficial owner through appropriate and customary documentation and instruction) of Company Shares will receive the Per Share Mixed Consideration with respect to all of such holder's Company Shares, unless such holder (or the beneficial owner through appropriate and customary documentation and instruction) elects to receive the Per Share Cash Consideration or the Per Share Stock Consideration with respect to all of such holder's Company Shares. Company Shares as to which no election of Per Share Stock Consideration or Per Share Cash Consideration is made shall be herein referred to as the "Mixed Election Shares"; Company Shares as to which the Per Share Cash Consideration election is made shall be referred to as the "Cash Election Shares"; and Company Shares as to which the Per Share Stock Consideration election is made shall be referred to as the "Stock Election Shares". In addition, all Dissenting Shares shall be deemed Cash Election Shares. The "Cash Election Amount" shall be equal to (x) the Per Share Cash Consideration multiplied by the total number of Cash Election Shares (the "All Cash Consideration Election Amount") plus (y) the amount of the Per Share Mixed Consideration consisting of cash multiplied by the total number of Mixed Election Shares (the "Mixed Cash Consideration Election Amount"). The "Stock Election Amount" shall be equal to (x) the Per Share Stock Consideration multiplied by the total number of Stock Election Shares (the "All Stock Consideration Election Amount") plus (y) the amount of the Per Share Mixed Consideration consisting of the Parent's Stock multiplied by the total number of Mixed Election Shares (the "Mixed Stock Consideration Election Amount").

            (ii) Any Company Share with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before a date after the Effective Date to be agreed upon by the parties hereto (which date shall be set forth on the Election Form), but in any event not earlier than the twentieth (20th) Business Day after the Mailing Date (such deadline, the "Election Deadline"), shall be converted into the Per Share Mixed Consideration as set forth in Section 2.4(b) and shall be deemed to be a Mixed Election Share.

            (iii) The Parent shall make available one or more Election Forms as may be reasonably requested by all Persons who become holders (or beneficial owners) of Company Shares between the Mailing Date and the close of business on the Business Day prior to the Election Deadline, and the Parent shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

            (iv) Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Company Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made by the Election Deadline, the Company Shares represented by such Election Form shall be Mixed Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of the Parent, the Buyer or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

      (b) Allocation. As soon as reasonably practicable after the Effective Time, the Parent shall cause the Exchange Agent to allocate the Merger Consideration among the holders of Company Shares, which shall be effected by the Exchange Agent as provided in clause (i), (ii), (iii), (iv) or (v) below:

            (i) If the Stock Election Amount does not exceed the Maximum Total Stock Merger Consideration and the Cash Election Amount does not exceed the Maximum Total Cash Merger Consideration, then:

                  (A) each Stock  Election  Share  shall be  converted  into the right to receive the Per Share Stock Consideration;

                  (B) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration; and

                  (C) each Mixed  Election  Share  shall be  converted  into the right to receive a number of shares of the Parent's Stock and an amount of cash equal to the Per Share Mixed Consideration.

            (ii) If (A) the Stock Election Amount exceeds the Maximum Total Stock Merger Consideration, (B) the All Stock Consideration Election Amount does not exceed the Maximum Total Stock Merger Consideration and
      (C) the number of shares of the Parent's Stock described in clause (3)(x) below is greater than or equal to 50.0% of the Per Share Stock Consideration, then:

                  (1) each Stock  Election  Share  shall be  converted  into the right to receive the Per Share Stock Consideration;

                  (2) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration; and

                  (3) each Mixed  Election  Share  shall be  converted  into the right to receive (x) a number of shares of the Parent's Stock equal to (i) the Maximum Total Stock Merger Consideration less the All Stock Consideration Election Amount divided by (ii) the total number of Mixed Election Shares, and (y) an amount in cash equal to (i) the Minimum Total Cash Merger Consideration less the All Cash Consideration Election Amount divided by (ii) the total number of Mixed Election Shares.

            (iii) If the Stock Election Amount exceeds the Maximum Total Stock Merger Consideration but preceding clause (ii) does not apply, then:

                  (A) each Stock  Election  Share  shall be  converted  into the right to receive (1) a number of shares of the Parent's Stock equal to (x) the Maximum Total Stock Merger Consideration less the aggregate number of shares of the Parent's Stock allocated pursuant to clause (C)(1) below divided by (y) the total number of Stock Election Shares, and (2) an amount of cash equal to (x) the Minimum Total Cash Merger Consideration less the aggregate amount of cash allocated pursuant to clauses (B) and (C)(2) below divided by (y) the total number of Stock Election Shares;

                  (B) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration; and

                  (C) each Mixed  Election  Share  shall be  converted  into the right to receive (1) a number of shares of the Parent's Stock equal to 50.0% of the Per Share Stock Consideration, and (2) an amount of cash equal to 50.0% of the Per Share Cash Consideration.

            (iv) If (A) the Cash Election Amount exceeds the Maximum Total Cash Merger Consideration, (B) the All Cash Consideration Election Amount does not exceed the Maximum Total Cash Merger Consideration and (C) the amount of cash described in clause (3)(y) below is greater than or equal to 30.0% of the Per Share Cash Consideration, then:

                  (1) each Stock  Election  Share  shall be  converted  into the right to receive the Per Share Stock Consideration;

                  (2) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration; and

                  (3) each Mixed  Election  Share  shall be  converted  into the right to receive (x) a number of shares of the Parent's Stock equal to (i) the Minimum Total Stock Merger Consideration less the All Stock Consideration Election Amount divided by (ii) the total number of Mixed Election Shares, and (y) an amount in cash equal to (i) the Maximum Total Cash Merger Consideration less the All Cash Consideration Election Amount divided by (ii) the total number of Mixed Election Shares.

            (v) If the Cash Election Amount exceeds the Maximum Total Stock Merger Consideration but preceding clause (iv) does not apply, then:

                  (A) each Stock  Election  Share  shall be  converted  into the right to receive the Per Share Stock Consideration;

                  (B) each Cash Election Share shall be converted into the right to receive (1) a number of shares of the Parent's Stock equal to (x) the Minimum Total Stock Merger Consideration less the aggregate number of shares of the Parent's Stock allocated pursuant to clause
            (A) above and clause (C)(1) below divided by (y) the total number of Cash Election Shares, and (2) an amount of cash equal to (x) the Maximum Total Cash Merger Consideration less the aggregate amount of cash allocated pursuant to clause (C)(2) below divided by (y) the total number of Cash Election Shares; and

                  (C) each Mixed  Election  Share  shall be  converted  into the right to receive (1) a number of shares of the Parent's Stock equal to 70.0% of the Per Share Stock Consideration, and (2) an amount of cash equal to 30.0% of the Per Share Cash Consideration.

      2.5   EXCHANGE PROCEDURES.

      (a) As soon as reasonably practicable after the Effective Time, and in any event within ten (10) Business Days after the Effective Time, unless such mailing is prevented by Force Majeure, the Parent shall cause an exchange agent selected by the Parent (the "Exchange Agent") to mail to the record holders of Company Shares at the Effective Time the Election Form, as required under
Section 2.4, and other appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Company Shares prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent, and shall include written instructions and forms for use in surrendering certificates evidencing Company Shares to the Exchange Agent, including a form of lost certificate affidavit (with indemnity) satisfactory to the Parent). Upon a holder's delivery of a properly completed Election Form and either an appropriately endorsed certificate or certificates representing all such holder's Company Shares or a completed and notarized lost certificate affidavit in substantially the form provided, and in exchange therefor, the Parent shall as soon as reasonably practicable issue and deliver to such holder the Merger Consideration to which such holder's Company Shares were converted. None of the Parent, the Buyer or the Exchange Agent shall be obligated to deliver any Merger Consideration to a holder until that holder delivers the documents specified in the preceding sentence. Surrendered certificates shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of this Agreement notwithstanding, none of the Parent, the Buyer or the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

      (b) To the extent permitted by applicable Law, former record holders of Company Shares shall be entitled to vote shares of Parent's Stock allocated to them pursuant to this ARTICLE II (and not previously disposed of by them) at any meeting of the Parent's shareholders held after the Effective Time, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Parent's Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Parent on the Parent's Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of the Parent's Stock issuable pursuant to this Agreement, but beginning at the Effective Time no dividend or other distribution payable to the holders of record of the Parent's Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at such Effective Time until such holder delivers the documents specified in Section 2.5(a). However, upon delivery of the documents specified in Section 2.5(a), both the certificate(s) representing the shares of the Parent's Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

      2.6   COMPANY STOCK OPTIONS.

      (a) At the Effective Time, Parent shall cause each option or other right to purchase Company Shares (each, a "Company Option" and collectively, the "Company Options") that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested and whether or not the exercise price of such Company Option is in excess of the Per Share Cash Consideration, to become an option to purchase the Parent's Stock by assuming such Company Option in accordance with, and to the extent permitted by, the terms (as in effect as of the date of this Agreement) of the stock incentive plan under which such Company Option was issued and the terms of the stock option agreement by which such Company Option is evidenced. From and after the Effective Time, (i) each Company Option assumed by the Parent may be exercised solely for shares of Parent's Stock, (ii) the number of shares of Parent's Stock subject to each Company
Option assumed by the Parent shall be equal to the number of Company Shares subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share,
(iii) the per share exercise price under each Company Option assumed by the Parent shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest whole cent,
(iv) except as provided in clauses (v) and (vi), any restriction on the exercise of any Company Option assumed by the Parent shall continue in full force and effect and the term, exercisability and other provisions of such Company Option shall otherwise remain unchanged (subject to any change in such Company Option triggered by the transactions contemplated by this Agreement under the express terms (as in effect on the date of this Agreement) of the stock incentive plan under which such Company Option was issued and the terms of the stock option agreement by which such Company Option is evidenced), (v) each Company Option assumed by the Parent shall fully vest at the Effective Time, and (vi) each Company Option assumed by the Parent and issued to (x) any director of the Company who has accepted a position with the Advisory Board as of the Effective Time shall expire on the fourth (4th) anniversary of the Closing Date, (y) any director of the Company who has not accepted a position on the Advisory Board as of the Effective Time shall expire on the first (1st) anniversary of the Closing Date, and (z) any employee of the Company (other than John W. Bullard) who is not retained by the Buyer shall expire on the first (1st) anniversary of the Closing Date; provided, however, that each Company Option assumed by the Parent in accordance with this Section 2.6(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. The Parent shall file with the SEC, no later than ninety (90) days after the Effective Time, a registration statement on Form S-8 relating to the shares of Parent's Stock issuable with respect to the Company Options assumed by the Parent in accordance with this
Section 2.6(a). If the assumption of any Company Option in the manner described in this Section 2.6(a) is not permitted under the terms of the stock incentive plan under which such Company Option was issued as construed by the plan administrator prior to the Effective Time, then the Parent shall not be required to assume such Company Option in the manner described in this Section 2.6(a), and the Parent shall instead be entitled to cause such Company Option to be treated in a manner permitted by the terms of such stock incentive plan. Notwithstanding anything to the contrary contained in this Section 2.6, in lieu of assuming an outstanding Company Option in accordance with this Section 2.6(a), the Parent may, at its election, cause such Company Option to be replaced by issuing a reasonably equivalent replacement stock option in substitution therefor.

      (b) Prior to the Effective Time, the Company shall take all action reasonably required by the Parent prior to the Effective Time that may be necessary (under each plan pursuant to which any Company Option is outstanding and otherwise) for the Parent to effectuate the provisions of this Section 2.6 at the Effective Time and to ensure that, from and after the Effective Time, any holder of a Company Option has no rights with respect thereto other than those specifically provided in this Section 2.6. Each Company Option, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of Company Options shall thereafter cease to have any rights with respect to such Company Options, except as provided in
Section 2.6(a).

      2.7 DISSENTING SHARES. Notwithstanding any other provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have exercised dissenter's rights with respect to such shares in accordance with
Article 13 of the North Carolina Business Corporation Act (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of the North Carolina Business Corporation Act, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their dissenter's rights under Article 13 shall cease to be Dissenting Shares and shall be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon delivery of the documents specified in Section 2.5(a) with respect to such Company Shares. Prior to the Effective Time, the Company shall give the Parent
(a) prompt notice of any written dissenter's notices it receives relating to any Company Shares or purported withdrawals of such notices, or any other documents it receives relating to the exercise of dissenters' rights as to Company Shares, and (b) the opportunity to participate in all negotiations and proceedings with respect to demands under the North Carolina Business Corporation Act consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of the Parent, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with North Carolina Law.

                                   ARTICLE III

                                   THE CLOSING

      3.1 CLOSING. The Closing of the Merger shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. in Raleigh, North Carolina as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Parent, the Buyer and the Company may mutually agree (such date, the "Closing Date"). At the Closing, the parties will execute, deliver and file all documents necessary to effect the transactions contemplated with respect to the Merger, including the Articles of Merger in respect of the Merger.

      3.2 DELIVERIES BY THE COMPANY. At or by the Closing, the Company shall have caused the following documents to be executed and delivered:

      (a)  the  agreements,  opinions,   certificates,   instruments  and  other
documents contemplated in Section 8.3;

      (b) the Farrah Employment Agreement and the Bullard Consulting Agreement; and

      (c) all other documents, certificates and instruments required hereunder to be delivered to the Parent or the Buyer, or as may reasonably be requested by the Parent or the Buyer at or prior to the Closing.

      3.3 DELIVERIES BY THE PARENT AND THE BUYER. At or by the Closing, the Parent and the Buyer shall have caused the following documents to be executed and delivered:

      (a)  the  agreements,  opinions,   certificates,   instruments  and  other
documents contemplated in Section 8.2;

      (b) the Farrah Employment Agreement and the Bullard Consulting Agreement; and

      (c) all other documents, certificates and instruments required hereunder to be delivered to the Company, or as may reasonably be requested by the Company at or prior to the Closing.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the Company's Disclosure Schedule (the "Company's Disclosure Schedule"), the Company represents and warrants to the Parent and the Buyer that the statements contained in this ARTICLE IV are correct as of the date of this Agreement.

      4.1 ORGANIZATION, STANDING AND POWER. The Company is a banking corporation, duly organized, validly existing and in good standing under North Carolina Law. The Company is an "insured depository institution" as defined in the Federal Deposit Insurance Act and, subject to dollar limits under such Act, all deposits with the Company are fully insured by the FDIC to the extent permitted by Law. The Company has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company.

      4.2   AUTHORITY; NO CONFLICTS.

      (a) Subject to required regulatory and shareholder approvals, the Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution, delivery and performance of the Company's obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Company, there is no fact or condition relating to the Company that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

      (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company's articles of incorporation or bylaws, (ii) constitute or result in a Default, require any Consent, or result in the creation of any Lien on any Asset of the Company, under any Contract or Permit of the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1, violate any Law or Order applicable to the Company or any of its Assets.

      (c) Other than in connection or compliance with the provisions of the Securities Laws and Law administered by banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company of the Merger and the other transactions contemplated in this Agreement.

      4.3   CAPITAL STOCK; SUBSIDIARIES.

      (a) The authorized capital stock of the Company consists of Ten Million (10,000,000) shares of common stock, Five Dollars ($5.00) par value per share, of which 786,731 shares are issued and outstanding as of the date of this Agreement. Except for the 786,731 shares of common stock referenced in the preceding sentence, there are no shares of capital stock or other equity securities of the Company outstanding. There are options to purchase 107,600 shares of common stock of the Company outstanding as of the date of this Agreement, and except for such options covering 107,600 shares of common stock of the Company, there are no options, Company Options, Rights or Contracts requiring the Company to issue additional shares of its capital stock. There are 145,226 shares of capital stock reserved with respect to such options. The
Company has no Subsidiaries, and no Affiliates that are not directors or officers of the Company.

      (b) All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding and are fully paid and, except to the extent otherwise required by North Carolina General Statutes
Section 53-42, nonassessable. None of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive rights of the Company's current or past shareholders. Except as set forth in Section 4.3(a) above, there are no Contracts by which the Company is bound to issue additional shares of its capital stock.

      4.4   COMPANY FILINGS, FINANCIAL STATEMENTS, AND BOOKS AND RECORD.

      (a) The Company has timely filed and made available to the Parent and the Buyer all forms, reports and documents required to be filed by it with the FDIC pursuant to the Securities Laws since December 31, 2003, provided that such forms, reports and documents shall not include Forms 3, Forms 4, or any other filings and reports required to be made by shareholders, officers, or directors of the Company under the Exchange Act. The Company has made available to the Parent copies of (i) the Company's audited statements of income and stockholders' equity and cash flows for each fiscal year of the Company beginning since December 31, 2003, and audited balance sheets as of the last day of each such fiscal year; (ii) interim unaudited statements of income and stockholders' equity and cash flows for each of the first three (3) fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above, and interim unaudited balance sheets as of the last day of each such fiscal quarter, and (iii) all proxy statements relating to meetings of the Company's shareholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first
(1st) fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), and (iii) above are, collectively, the "Company Filings"). The Company Filings, to the extent required to be filed with any Regulatory Authority pursuant to the Securities Laws, (i) complied in all Material respects with the applicable requirements of the Securities Laws and other applicable Law at the time filed, and (ii) did not at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has not identified any material weaknesses or significant deficiencies (each as defined in Rule 12b-2 under the Exchange Act) in the design or operation of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15 under the Exchange Act).

      (b) Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company Filings, including any Company Filings filed after the date of this Agreement until the Effective Time, complied as to form in all Material respects with the applicable published rules and regulations of the FDIC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by applicable Law), and fairly presented the financial position of the Company as of the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

      (c) The Company maintains books and records that in reasonable detail reflect fairly and with Material accuracy its assets, liabilities, transactions and dispositions of assets and maintains proper and adequate internal accounting controls which provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP and to maintain accountability for the Company's assets, (iii) access to the Company's assets is permitted only in accordance with management's authorization, (iv) the reporting of the Company's assets is compared with existing assets at regular intervals and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

      (d) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the FDIC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley"); such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      4.5 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of this Agreement, the Company has no Material Liabilities, except (a) Liabilities that are accrued or reserved against in the balance sheet of the Company as of September 30, 2007, included in the Company Financial Statements or reflected in the notes thereto; (b) increases in deposit accounts in the ordinary course of business since September 30, 2007, (c) unfunded commitments to make, issue or extend loans, lines of credit or other extensions of credit which do not exceed $250,000 in the case of any one commitment, or (d) Federal Home Loan Bank advances. The Company has not incurred or paid any Liability since September 30, 2007, except for (a) Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company. No securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K of the Exchange Act) have been effected by the Company other than letters of credit and unfunded loan commitments or credit lines.

      4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2007 and as of the date of this Agreement, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company, (b) the Company has conducted in all Material respects its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby), (c) the Company has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any Company Shares, and (d) the Company has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Company provided in
ARTICLE VI. Except as may result from the transactions contemplated by this Agreement, the Company has not, since September 30, 2007 and as of the date of this Agreement:

            (i) (w) borrowed any money other than deposits or overnight federal funds or entered into any capital lease, (x) lent any money or pledged any of its credit in connection with any aspect of its business, whether as a guarantor, surety, issuer of a letter of credit or otherwise, outside the ordinary course of business or in excess of $250,000 in the case of any one transaction, (y) mortgaged or otherwise subjected to any Lien any of its Assets, sold, assigned or transferred any of its Assets in excess of $25,000 in the aggregate except in the ordinary course of business and consistent with past practices or (z) incurred any other Liability representing, individually or in the aggregate, over $25,000 except in the ordinary course of business and consistent with past practices and except for undisclosed Liabilities described in Section 4.5;

            (ii) suffered over $25,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

            (iii) experienced any Material adverse change in Asset concentrations as to customers or industries or in the nature and source of its Liabilities or in the mix of interest-bearing versus non-interest-bearing deposits;

            (iv) had any customer with a loan or deposit balance of more than $150,000 terminate, or, to the Knowledge of the Company, received written notice of such customer's intent to terminate, its relationship with the Company;

            (v) failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;

            (vi) forgiven any debt owed to it in excess of $25,000, or canceled any of its claims, except in the ordinary course of debt collection consistent with past practice;

            (vii) made any capital expenditure or capital addition or betterment in excess of $25,000;

            (viii)  except as  required  in  accordance  with GAAP,  changed any
      accounting   practice  followed  or  employed  in  preparing  the  Company
      Financial Statements;

            (ix) authorized or issued any additional Company Shares, preferred stock, or other equity rights, other than upon the exercise of Company Options; or

            (x) entered into any agreement, contract or commitment that would result in any of the acts or omissions listed in clauses (i) and (iii) through (ix) above.

      4.7   TAX MATTERS.

      (a) All Tax Returns required to be filed by or on behalf of the Company have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2006, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no pending or, to the Knowledge of the Company, threatened audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Company, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

      (b) The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

      (c) Adequate provision for any Material Taxes due or to become due for the Company for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

      (d) The Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except where any failure could not reasonably be expected to have a Material Adverse Effect on the Company.

      (e) The Company has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

      (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Company.

      (g) There has not been an ownership change, as defined in Code Section 382(g), of the Company and its Subsidiaries that occurred during any Taxable Period in which the Company has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2006.

      (h) The Company has not filed any consent under Section 341(f) of the Code concerning collapsible corporations.

      (i) The Company does not have and has not had any permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

      4.8   ASSETS; INSURANCE.

      (a) The Company has good and marketable title, free and clear of all Liens, to all of its Assets. All tangible properties used in the businesses of the Company are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practice. All Material Assets held under leases or subleases by the Company are held under valid Contracts enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought), and each such Contract is in full force and effect.

      (b) The Company maintains insurance policies that provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the Company's business and, in the reasonable opinion of the Company's management, the insurance coverage provided under these insurance policies is reasonable and adequate in light of the Company's operations. The Company has not received notice of cancellation or nonrenewal of or any Material premium increase on, and has not failed to pay any premium on, any of its insurance policies.

      4.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Company (whether owned of record or beneficially) are held free and clear of all Liens that would impair the Company's ability to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which the Company is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since September 30, 2007 and as of the date of this Agreement, there has been no Material deterioration in the quality of the Company's securities portfolio and no Materially disproportionate decrease, relative to fluctuations in market values, in the value of the Company's securities portfolio.

      4.10  ENVIRONMENTAL MATTERS.

      (a) Each of the Company and its Real Property is in compliance with all Environmental Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company.

      (b) There is no Litigation pending or, to the Knowledge of the Company, threatened before any Governmental Authority in which the Company is or, with respect to threatened Litigation, may be expected to be, named as a respondent
(i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving the Company's Real Property or a site owned, leased, or operated by the Company, except such Litigation as could not reasonably be expected to have a Material Adverse Effect.

      (c) There is no Litigation pending or, to the Knowledge of the Company, threatened before any court, governmental agency or authority or other forum in which any of its Loan Collateral (or the Company in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral, except such Litigation as could not reasonably be expected to have a Material Adverse Effect.

      (d) To the Knowledge of the Company, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or
(c).

      (e) To the Knowledge of the Company, during and prior to the period of (i) the Company's ownership or operation of the Real Property, or (ii) the Company's participation in the management of any facility or property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties.

      (f) To the Knowledge of the Company, there is no asbestos or asbestos-containing material at its Real Property that is friable, readily crumbled, capable of becoming airborne, or in any state or condition which would render the site or building in noncompliance with applicable Laws.

      (g) To the Knowledge of the Company, there are no aboveground or underground storage tanks or related equipment (including without limitation pipes and lines) at, on or under any of its Real Property.

      4.11  COMPLIANCE WITH LAWS.

      (a) The Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company. Except as to Environmental Laws (covered in Section 4.10 above) the Company: (i) is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business (including without limitation the USA PATRIOT Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other federal, state or foreign lending, consumer credit or consumer privacy laws) or any applicable privacy policies or any Contract or generally accepted banking standard relating to privacy, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company, and (ii) has not received any notification or communication from any Governmental Authority or any Regulatory Authority (A) asserting that any of the Company is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company, (B) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Company, or (C) requiring the Company
(1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (2) to adopt any board or directors resolution or similar undertaking that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      (b) There are no pending or, to the Knowledge of the Company, threatened actions against any director or officer of the Company pursuant to Section 8A or 20(b) of the Securities Act, 15 U.S.C. ss.ss. 77h-1 or 77t(b), or Section 21(d) or 21C of the Exchange Act, 15 U.S.C. ss.ss. 78u(d) or 78u-3. The Company has not received any communication from counsel relating to any Material failure to comply with the Securities Laws.

      4.12 LABOR RELATIONS. The Company is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is it a party to or bound by any collective bargaining Contract or other agreement or understanding with a labor union or labor organization, nor is any strike or other labor dispute involving the Company pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, there is not currently any activity involving any of the Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      4.13  EMPLOYEE BENEFIT PLANS.

      (a) The Company has made available to the Parent and the Buyer prior to the execution of this Agreement correct and complete copies of the governing documents of all Company Benefits Plans.

      (b) All Company Benefit Plans are in Material compliance with the applicable terms of ERISA, the Code, and any other applicable Laws. There is no Litigation pending or, to the Knowledge of the Company, threatened relating to any Company Benefit Plan.

      (c) The Company does not have an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each Benefit Plan ever maintained by the Company (including any Benefit Plan that was intended to qualify under Section 401(a) of the Code) is identified in Section 4.13 of the Company's Disclosure Schedule.

      (d) The Company has made available to the Parent and the Buyer prior to the execution of this Agreement correct and complete copies of the following documents for the Company Benefit Plans: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto; (ii) all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994; (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the three (3) most recent plan years; and (iv) the most recent summary plan descriptions and any modifications thereto.

      (e) Each  Company  Benefit  Plan that is  intended to be  qualified  under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan's failure to be so qualified. With respect to each such Company Benefit Plan: (i) each trust created under such Company Benefit Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Company is not aware of any circumstance that will or could be expected to result in revocation of such exemption; and (ii) to the Knowledge of the Company, no event has occurred that will or could be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code.

      (f) The Company has not engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company to a Material Tax imposed under either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor, to the Knowledge of the Company, any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No written representation or recorded communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company that is not in substantial accordance with the written or otherwise preexisting terms and provisions of such plans.

      (g) The Company does not maintain and never has maintained or otherwise had any obligation to contribute to a "Multiemployer Plan," as defined in
Section 3(37) of ERISA, or a multiple employer welfare arrangement (MEWA) as defined in Section 3(40) of ERISA.

      (h) The Company has no obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

      (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company from the Company under any Company Benefit Plan or otherwise, (ii) increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any payment or vesting of any benefit.

      (j) To the Knowledge of the Company, each Company Benefit Plan that is a nonqualified deferred compensation plan subject to Code ss. 409A has been operated and administered in good faith compliance with Code ss. 409A from the period beginning January 1, 2005 through the date hereof. To the Knowledge of the Company, the Company has not made any payments or provided any benefits to any "service provider" (within the meaning of Code ss. 409A) subject to additional income tax under Code ss. 409A(a)(1)(B) or any other taxes or penalties imposed under Code ss. 409A, and the Company intends to take such timely action as may be necessary or appropriate to prevent the application of any such taxes to any payments or benefits which may become payable or may be provided in the future to any such "service provider."

      (k) All Company Options have been granted in compliance in all material respects with applicable Law and the terms of the Company stock incentive plan and have (or, with respect to Company Options which have been exercised as of the date of this Agreement, had) a per share exercise price that is (or, with respect to Company Options which have been exercised as of the date of this Agreement, was) at least equal to the fair market value of a share of the underlying stock as of the date the Company Option was granted (determined in accordance with applicable Law, including, to the extent applicable, Code
Section 409A).

      4.14 MATERIAL CONTRACTS. The Company is not a party to, and is not bound or affected by, or entitled to benefits under, (a) any employment, severance, termination, consulting, or retirement Contract other than those between the Company and John W. Bullard and Wayne O. Farrah, (b) any Contract relating to the borrowing of money by the Company or the guarantee by the Company of any such obligation (other than Contracts made in the ordinary course of business relating to deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Reserve or Federal Home Loan Bank advances, trade payables, and borrowings and guarantees), or (c) any other Contract or amendment thereto required to be filed as an exhibit to an Annual Report on Form 10-K filed by the Company with the FDIC that, as of the date of this Agreement, has not been filed with or incorporated by reference as an exhibit to a Company Filing and identified to the Parent (together with all Contracts referred to in Sections 4.8 and 4.13(a) of this Agreement, the "Company Contracts"). With respect to each Company Contract: (i) the Contract is in full force and effect;
(ii) the Company is not in Default thereunder; (iii) the Company has not repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company, in Default in any respect, or has repudiated or waived any provision thereunder. All of the indebtedness of the Company for money borrowed (not including deposit Liabilities and Federal Home Loan Bank advances) is prepayable at any time without penalty or premium.

      4.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened against the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any of the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company. There is no Litigation to which the Company is a party that names the Company as a defendant, counterclaim defendant, or cross-claim defendant in which the maximum exposure is reasonably estimated to be $25,000 or more.

      4.16 REPORTS. (a) Since the date of its organization, the Company has timely filed all Material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities; and (b) as of their respective dates, all such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws in all Material respects.

      4.17 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Company, the Company has neither taken nor agreed to take any action that could
(a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 of this Agreement.

      4.18 ORGANIZATIONAL DOCUMENTS. Complete and accurate copies of the articles of incorporation and bylaws of the Company have been made available to the Parent. Entering into this Agreement and consummating the Merger and the other transactions contemplated by this Agreement do not and will not grant any Rights to any Person under the Company's articles of incorporation, bylaws or Contracts.

      4.19 STOCK RECORDS. The stock books of the Company are complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

      4.20 INVESTMENT COMPANY. The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

      4.21  LOANS; ALLOWANCE FOR LOAN LOSSES

      (a) All of the loans, leases, installment sales contracts and other credit transactions on the books of the Company are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, leases, installment sales contracts and other credit transactions, nor any of the documentation evidencing such transactions, nor the manner in which such loans, leases, installment sales contracts and other credit transactions have been administered and serviced, nor the Company's procedures and practices of approving or rejecting applications for such transactions, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation the Truth in Lending Act, Regulations O and Z of the Federal Reserve Board, the Equal Credit Opportunity Act, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

      (b) The allowances for losses respecting loans, leases, installment sales contracts and other credit transactions reflected on the balance sheets included in the Company Financial Statements are adequate in the reasonable opinion of the Company's management as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, the methodology employed to calculate such allowances was in accordance with GAAP as of the respective dates of calculation.

      4.22  REPURCHASE AGREEMENTS; DERIVATIVES

      (a) With respect to all agreements currently outstanding pursuant to which the Company has purchased securities subject to an agreement to resell, the Company has a valid, perfected first Lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which the Company has sold securities subject to an agreement to repurchase, the Company has not pledged collateral having a value at the time of entering into such pledge that exceeds the amount of the debt secured thereby.

      (b) All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Company or its customers, were entered into
(i) in accordance with prudent business practices and in Material compliance with all applicable Laws, and (ii) with counterparties believed to be financially responsible. The Company is not a party to and has not agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection arrangement that is not included on its balance sheets in the Company Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy. The Company has not pledged collateral having a value at the time of entering into a pledge in connection with any such arrangement that Materially exceeds the amount required under any interest rate swap or other similar agreement currently outstanding.

      4.23 DEPOSIT ACCOUNTS. The deposit accounts of the Company are insured by the FDIC to the maximum extent permitted by federal law, and the Company has paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC and is in Material compliance with all other Law applicable to the deposit accounts of the Company.

      4.24 RELATED PARTY TRANSACTIONS. The Company has disclosed in the Company Filings all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which the Company is a party with any director, executive officer or five percent (5%) shareholder of the Company, any present or former spouse or family member of any the foregoing, or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing, in each case to the extent required to be so disclosed. All such transactions, investments and loans were negotiated at arm's length and are on terms and conditions that are substantially the same as those prevailing for comparable transactions with other persons and do not involve more than the normal risk of repayment or present other unfavorable features.

      4.25 COMMISSIONS. Except for its arrangements with Howe, Barnes Hoefer & Arnette, Inc., no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Company or any of the Company's shareholders.

      4.26 VOTING AGREEMENTS. Concurrently with the execution and delivery of this Agreement, Rich Scot Investments, LLC, and, except as set forth in Section
4.26 of the Company's Disclosure Schedule, each Company director and executive officer has executed and delivered to the Parent a Voting Agreement substantially in the form of EXHIBIT C (each, a "Voting Agreement").

      4.27 INTELLECTUAL PROPERTY. The Company owns or has a license to use all Intellectual Property used by Company in its business. The Company owns or has a license to any Intellectual Property sold or licensed to a third party by the Company in connection with the Company's business operations, and the Company has the right to convey by sale or license any Intellectual Property so conveyed. The Company has not received notice of breach or default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or overtly threatened, that challenge the rights of the Company with respect to Intellectual Property used, sold or licensed by the Company in its business, nor has any Person claimed or alleged any rights to such Intellectual Property. The conduct of the Company's business does not infringe any Intellectual Property of any other Person. The Company is not obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

      4.28 TECHNOLOGY SYSTEMS. Since January 1, 2005, the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and related Intellectual Property (collectively, the "Technology Systems") that are used by the Company have not suffered unplanned disruption causing a Material Adverse Effect with respect to the Company. Except for ongoing obligations under agreements with providers of the Technology Systems, the Company's use of the Technology Systems is free from any Liens. Access to business critical parts of the Technology Systems is not shared with any third party.

      4.29 BANK SECRECY ACT COMPLIANCE; USA PATRIOT ACT. The Company is in compliance in all Material respects with the provisions of the USA PATRIOT Act and the Bank Secrecy Act of 1970, and all regulations promulgated thereunder, including those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs. The Company has implemented a Bank Secrecy Act compliance program that adequately covers all of the required program elements as required by 12 C.F.R. ss.21.21.

      4.30 OFAC. The Company is not, nor would it reasonably be expected to become, a person or entity with whom a United States person or entity is restricted from doing business under regulation of OFAC (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and to the Knowledge of the Company it is not engaging and has not engaged in any dealings or transactions with, and it is not and has not been otherwise associated with, such persons or entities.

      4.31 NONCOMPETES. No director or executive officer of the Company is, and, to the Knowledge of the Company, no other officer or employee of the Company is, a party to any Contract that restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including the Company.


                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BUYER

      Except as set forth on the Parent's and Buyer's Disclosure Schedule (the "Parent's and Buyer's Disclosure Schedule"), each of the Parent and the Buyer represents and warrants to the Company that the statements contained in this
ARTICLE V are correct as of the date of this Agreement.

      5.1   ORGANIZATION, STANDING AND POWER.

      (a) The Parent is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company. The Buyer is a North Carolina banking corporation and an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder and, subject to dollar limits under such Act, all deposits with the Buyer are fully insured by the FDIC to the extent permitted by Law.

      (b) Each of the Parent and the Buyer is either a business corporation or a banking corporation duly organized, validly existing and in good standing under North Carolina Law, and has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Parent and the Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Parent. The Parent has no Affiliates that are not Subsidiaries, directors or officers of the Parent.

      5.2   AUTHORITY; NO CONFLICTS.

      (a) Subject to required regulatory and shareholder approvals, each of the Parent and the Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of the Parent and the Buyer. This Agreement represents a legal, valid, and binding obligation of each of the Parent and the Buyer, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Parent and the Buyer, there is no fact or condition relating to the Parent or any of its Subsidiaries that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

      (b) Neither the execution and delivery of this Agreement by the Parent or the Buyer, nor the consummation by the Parent or the Buyer of the transactions contemplated hereby, nor compliance by the Parent or the Buyer with any of the provisions hereof will (i) conflict with or result in a breach of any provision of such Person's articles of incorporation or bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of such Person under, any Contract or Permit of such Person, except as could not reasonably be expected to have a Material Adverse Effect on such Person, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1, violate any Law or Order applicable to such Person or any of its Assets.

      (c) Other than in connection or compliance with the provisions of the Securities Laws and Law administered by banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Parent or the Buyer of the Merger and the other transactions contemplated in this Agreement.

      5.3   PARENT'S STOCK.

      (a) The authorized capital stock of the Parent consists of Ten Million (10,000,000) shares of common stock, One Dollar ($1.00) par value per share, of which 6,185,607 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Parent outstanding. There are outstanding options to purchase 167,316 shares of the Parent's Stock outstanding as of the date of this Agreement, and except for such options there are no options, Rights or Contracts requiring the Parent to issue additional shares of the Parent's Stock. There are 419,271 shares of the Parent's Stock reserved with respect to such options. All of the issued and outstanding shares of the Buyer's capital stock are owned by the Parent.

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

      (b) All of the issued and outstanding shares of capital stock of the Parent and each of its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable, except, in the case of the Buyer, to the extent otherwise required by North Carolina General Statutes Section 53-42 and none are subject to preemptive rights. Shares of the Parent's Stock to be issued in connection with the Merger have been duly authorized and, when so issued, will be fully paid and nonassessable, and will not be subject to preemptive rights. None of the outstanding shares of capital stock of the Parent or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of the Parent or any of its Subsidiaries.

      5.4   SEC FILINGS; PARENT FINANCIAL STATEMENTS.

      (a) The Parent has on a timely basis filed all forms, reports, and documents required to be filed by the Parent with the SEC since December 31, 2005 (collectively, the "Parent SEC Reports", provided that the Parent SEC Reports shall not include Forms 3, Forms 4, or any other filings and reports required to be made by shareholders, officers, or directors of the Parent under the Exchange Act). The Parent SEC Reports (i) at the time filed with the SEC, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time filed with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. The Parent SEC Reports (i) complied in all Material respects with the applicable requirements of the Securities Laws and other applicable Law at the time filed, and (ii) did not at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Parent's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

      (b) Each of the Parent Financial Statements (including, in each case, any related notes) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by the rules and regulations governing Quarterly Reports on Form 10-Q), and fairly presented the consolidated financial position of the Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

      (c) The Chief Executive Officer and the Chief Financial Officer of the Parent have signed, and the Parent has furnished to the SEC, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Parent nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

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

      5.5 REGISTRATION STATEMENT; PROXY STATEMENT. Subject to the Company's compliance with the covenants contained in Section 6.1(j), the information supplied by the Parent and the Buyer for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Parent and the Buyer for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to shareholders, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Parent or the Buyer or any of their Affiliates, officers or directors should be discovered by the Parent or the Buyer that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Parent and the Buyer will promptly inform the Company. The Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws. Notwithstanding the foregoing, neither the Parent nor the Borrower makes any representation or warranty with respect to any information supplied by the Company that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement.

      5.6 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of this Agreement, the Parent, the Buyer and their Subsidiaries have no Liabilities, except (a) Liabilities that are accrued or reserved against in the consolidated balance sheet of the Parent as of September 30, 2007, included in the Parent Financial Statements or reflected in the notes thereto; (b) increases in deposit accounts in the ordinary course of business since September 30, 2007, or (c) unfunded commitments to make, issue or extend loans, lines of credit, letters of credit or other extensions of credit which do not exceed $2,500,000 in the case of any one commitment. The Parent, the Buyer and their Subsidiaries have not incurred or paid any Liability since September 30, 2007, except for (a) Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Parent. To the Knowledge of the Parent and the Buyer, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Parent or the Buyer, except as could not reasonably be expected to have a Material Adverse Effect on the Parent. No securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K of the Exchange Act) have been effected by the Parent or its Subsidiaries other than letters of credit and unfunded loan commitments or credit lines.

      5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2007 and as of the date of this Agreement, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Parent, (b) the Parent and the Buyer have conducted in all Material respects their businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby), (c) the Parent has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of the Parent's Stock, except in the ordinary course consistent with past practice, and (d) the Parent and the Buyer have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Parent and the Buyer provided in ARTICLE VI.

      5.8   TAX MATTERS.

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

      (a) All Tax Returns required to be filed by or on behalf of the Parent and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2006, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no pending or, to the Knowledge of the Parent and the Buyer, threatened, audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Parent, except to the extent reserved against in the Parent SEC Reports dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

      (b) Adequate provision for any Material Taxes due or to become due for the Parent or any of its Subsidiaries for the period or periods through and including the date of the respective Parent SEC Reports has been made and is reflected on such Parent SEC Reports.

      5.9   COMPLIANCE WITH LAWS.

      (a) Each of the Parent and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Parent, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Parent. Except as to Environmental Laws, neither the Parent nor any of its Subsidiaries: (i) is in violation of any Laws, Orders, or Permits applicable to their businesses or employees conducting their businesses (including without limitation the USA PATRIOT Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, and any other federal or state lending, consumer credit or consumer privacy law), except for violations that could not reasonably be expected to have a Material Adverse Effect on the Parent, or (ii) has received any notification or communication from any Governmental Authority or any Regulatory Authority (A) asserting that any of the Parent or its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Parent, (B) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Parent, or (C) requiring the Parent or the Buyer (1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (2) to adopt any board or directors resolution or similar undertaking that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      (b) There are no pending or, to the Knowledge of the Parent and the Buyer, threatened actions against any director or officer of the Parent pursuant to
Section 8A or 20(b) of the Securities Act, 15 U.S.C.  ss.ss. 77h-1 or 77t(b), or
Section 21(d) or 21C of the Exchange Act, 15 U.S.C. ss.ss. 78u(d) or 78u-3.

      5.10 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Parent and the Buyer, threatened against the Parent or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Parent, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against the Parent or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Parent.

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

      5.11 REPORTS. Except as could not reasonably be expected to have a Material Adverse Effect on the Parent: (a) since December 31, 2003, the Parent and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authorities; (b) as of their respective dates, all such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws in all Material respects.

      5.12 ACCOUNTING, TAX, AND REGULATORY MATTERS . To the Knowledge of the Parent and the Buyer, neither the Parent nor any of its Subsidiaries has taken or agreed to take any action that could (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 of this Agreement. Assuming payment of the Maximum Total Cash Merger Consideration as of the date of this Agreement, the Parent and the Buyer have a sufficient amount of cash available to them in order to consummate the Merger, and consummation of the Merger will not cause either the Buyer or the Parent to fail to be classified as "well capitalized" under the regulatory capital guidelines of their respective Regulatory Authorities.

      5.13 ORGANIZATIONAL DOCUMENTS. Neither the Parent's articles of incorporation nor its bylaws contain any provisions that would (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 8.1 of this Agreement.

      5.14 INVESTMENT COMPANY. Neither the Parent nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended.

      5.15 DEPOSIT ACCOUNTS . The deposit accounts of the Buyer are insured by the FDIC to the maximum extent permitted by federal law.

      5.16 COMMISSIONS. Except for its arrangements with Equity Research Services, Inc., no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Parent, any of its Subsidiaries or any of the Parent's shareholders.

      5.17 OFAC. Neither the Parent nor the Buyer is, nor would either reasonably be expected to become, a person or entity with whom a United States person or entity is restricted from doing business under regulation of OFAC (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the
September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and to the Knowledge of the Parent and the Buyer neither is engaging or has engaged in any dealings or transactions with, and neither is or has been otherwise associated with, such persons or entities.

                                   ARTICLE VI

                              ARTICLE V. COVENANTS
                                         ---------

      6.1   COVENANTS OF THE COMPANY.

      (a) Ordinary Conduct of Business. Except as otherwise expressly permitted or contemplated by this Agreement, the Company will, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement the Company will not do any of the following without the prior written consent of the Parent, which consent will not be withheld unreasonably:

            (i) amend its articles of incorporation or bylaws;

            (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of Company Options described in Section 4.3), or amend any of the terms of any Company Shares;

            (iii) (A) split, combine or reclassify any Company Shares, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Company Shares, or (C) redeem or otherwise acquire any Company Shares;

            (iv) (A) incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business, (B) other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice, (D) make any loan to finance or refinance the purchase of a single-family, owner-occupied residence located within Moore County, North Carolina, in excess of $400,000, or make any other loan in excess of $250,000, or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens created or existing in the ordinary course of business consistent with past practice;

            (v) except as required by Law or as contemplated herein, adopt or amend any Benefit Plan;

            (vi) grant to any director, officer or employee (A) any options to purchase Company Shares or (B) an increase in his or her compensation (except in the ordinary course of business consistent with past practice), or pay or agree to pay to any such person other than in the ordinary course of business any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it or the Parent after the Closing;

            (vii) enter into or amend any employment Contract (including any termination agreement), except for any automatic renewals contained in currently existing Contracts and increases in compensation payable under employment Contracts in the ordinary course of business consistent with past practice;

            (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business;

            (ix) make any Material change in its accounting or tax policies or procedures, except as required by applicable Law or to comply with GAAP, or revalue in any Material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP, applicable Law or any Regulatory Authority;

            (x) (A) enter into, cancel or modify any Contract (other than loans, advances, capital contributions or investments permitted by subclause
      (iv)(C) of this Section 6.1(a)) other than (in the case of cancellation) any Contract which may be cancelled without penalty and (in all cases) in the ordinary course of business consistent with past practices; or (B) with the prior written approval of John W. Bullard, authorize or make any capital expenditure that is in excess of $25,000, or without the prior written approval of John W. Bullard, authorize or make any capital expenditure that is in excess of $10,000, or enter into or amend any Contract with respect to any of the foregoing;

            (xi) except in the ordinary course of business consistent with past practice, pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) not reflected or reserved against in or contemplated by the Company Financial Statements;

            (xii) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

            (xiii) merge, combine or consolidate with another Person;

            (xiv) create or acquire any Subsidiary; or

            (xv) agree, whether in writing or otherwise, to do any of the foregoing.

      (b) Consents. The Company will exercise its best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to those Contracts listed on Section 4.2 of the Company's Disclosure Schedule such that such Contracts shall survive the Merger and not be breached thereby.

      (c) No Solicitation.

            (i) The Company shall not, and shall not permit any of its officers, directors, employees, affiliates, agents, investment bankers, attorneys, other advisors or other representatives to, directly or indirectly, (A) take any action to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company, or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, or a portion of the assets of, the Company, other than pursuant to the transactions contemplated by this Agreement (each such offer or proposal, an "Acquisition Proposal"), or (B) participate in any discussions or negotiations with or encourage any effort or attempt by any Person (other than the Parent, the Buyer and their respective representatives) or take any other action to facilitate an Acquisition Proposal, or (C) enter into any Contract or understanding with respect to any Acquisition Proposal or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated hereby by the shareholders of the Company; provided, however, that the Company may, to the extent required by the fiduciary obligations of the Company's Board of Directors, as determined in good faith by it based on the advice of outside counsel, in response to any such Acquisition Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this
      Section 6.1(c), and subject to compliance with Section 6.1(c)(iii), (x) furnish information with respect to the Company to the Person making such proposal pursuant to a confidentiality agreement not less restrictive of the other party than the confidentiality agreement among the Parent, the Buyer and the Company dated August 30, 2007, as the same may be amended from time to time (the "Confidentiality Agreement"), and (y) participate in negotiations regarding such proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any director, investment banker, attorney or other advisor or representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this
      Section 6.1(c) by the Company.

            (ii) Neither the Company's Board of Directors nor any committee thereof shall (A) withdraw or modify, in a manner adverse to the Parent or the Buyer, the approval or recommendation by the Company's Board of Directors or any such committee of this Agreement or the Merger, (B) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or (C) approve or recommend any Acquisition Proposal; provided, however, that the Company's Board of Directors may take any action specified in (A), (B) or
      (C) in the event that (x) the Company's Board of Directors determines in good faith, after it has received a Superior Proposal and after it has received advice from outside counsel that the failure to do so would result in a reasonable possibility that the Company's Board of Directors would breach its fiduciary duty under applicable law, (y) the Company has notified the Parent and the Buyer in writing of the determination set forth in clause (x) above, and (z) at least five (5) Business Days following receipt by the Parent and the Buyer of the notice referred to in clause (y) such Superior Proposal remains a Superior Proposal and the Company's Board of Directors has again made the determination in clause
      (x) above;  and further  provided  that neither the Company,  its Board of
      Directors, nor any committee thereof shall take any action specified in clause (A), (B) or (C) of this Section 6.1(c)(ii) without first terminating this Agreement pursuant to Section 9.1(g).

            (iii) The Company agrees that, as of the date hereof, it and its directors, officers, employees, agents and representatives shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Person (other than the Parent, the Buyer and their respective representatives) conducted heretofore with respect to any Acquisition Proposal. The Company agrees to advise the Parent, promptly orally and in writing of any inquiries or proposals received by, any such information requested from, and any requests for negotiations or discussions sought to be initiated or continued with, the Company or its Affiliates, directors, officers, employees, agents or representatives from a Person (other than the Parent, the Buyer and their respective representatives) with respect to an Acquisition Proposal or that reasonably could be expected to lead to any Acquisition Proposal, and the identity of the Person making such Acquisition Proposal or inquiry. The Company shall keep the Parent reasonably informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry.

            (iv) Notwithstanding any provision of this Agreement to the contrary, the Company and its Board of Directors may comply with applicable Securities Laws, including Exchange Act Rules 14d-9 and Rule 14e-2, with regard to an Acquisation Proposal, provided that the Company's Board of Directors shall not withdraw or modify in a manner adverse to the Parent and the Buyer its recommendation except as set forth in Section 6.1(c)(ii).

            (v) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party.

      (d) Shareholder Approval.

            (i) The Company agrees to cause a special meeting of shareholders of the Company (the "Shareholder Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by holders of Company Shares on the approval of the Merger. In connection with the call and conduct of, and all other matters relating to, the Shareholder Meeting (including the solicitation of appointments of proxies), the Company will comply in all Material respects with all provisions of applicable Law and with its articles of incorporation and bylaws.

            (ii) The Company will solicit appointments of proxies from its shareholders for use at the Shareholder Meeting and, in connection with that solicitation, it will distribute the Proxy Statement and other proxy solicitation materials. The Company will mail the Proxy Statement and other proxy solicitation materials to holders of Company Shares as of a date mutually agreed upon by the Company, the Parent and the Buyer; provided, however, that no such materials shall be mailed unless and until the Proxy Statement has been filed with the FDIC, the review period under applicable Law has expired, and the Company has satisfactorily resolved any comments of the FDIC on the Proxy solicitation.

            (iii) Except in the circumstances described in Section 6.1(c), and provided that the Parent and the Buyer are then in compliance with their obligations under this Agreement, the Company covenants that its directors, individually and collectively as the Company's Board of Directors, will recommend to holders of Company Shares that they vote their Company Shares at the Shareholder Meeting in favor of ratification and approval of this Agreement and the Merger, and the Proxy Statement will so indicate and state that the Company's Board of Directors considers the Merger to be advisable and in the best interests of the Company and holders of Company Shares.

      (e) Voting Agreements. The Company shall use its best efforts to cause each shareholder and director of the Company listed on Section 6.1(e) of the Company's Disclosure Schedule to execute and deliver a Voting Agreement to the Parent as soon as reasonably practicable after the date of this Agreement.

      (f) Expenses Prior to Effective Time. The Company shall establish accruals, or make payments for fees, costs and other expenses incurred in connection with the Merger and other expenses and fees incurred by the Company prior to the Effective Time of the Merger.

      (g) Affiliates. Prior to the mailing date of the Proxy Statement, the Company shall cause to be prepared and delivered to the Parent and the Buyer a list (reasonably satisfactory to counsel for the Parent) identifying each Person who, at the time of the Shareholder Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Rule 145 Affiliates"). If required by Law in order to avoid presumptive underwriter status pursuant to Rule 145, the Company shall use reasonable efforts to cause each Person who is identified as a Company Rule 145 Affiliate in such list to deliver to the Parent as soon as possible, and not later than the mailing date for the Proxy Statement, a written letter agreement, substantially in the form of EXHIBIT D hereto.

      (h) Accruals for Loan Loss Reserve, Expenses and Other Accounting Matters. The Company will make such appropriate accounting entries in its books and records, and take such other actions as the Parent and the Buyer deem to be required by GAAP or otherwise necessary, appropriate or desirable in anticipation of the Merger, including without limitation additional provisions to the Company's loan loss reserves or accruals or the creation of reserves for employee benefit and Merger-related expenses; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by the Company, the Parent and the Buyer, the Company shall not be required to make any such accounting entries until immediately prior to the Closing; and provided, further, that any such entry made as a result of such a request shall not itself constitute a breach by the Company of any representation, warranty or covenant made by or required of it in this Agreement.

      (i) Loan Charge-Offs. The Company will make such appropriate accounting entries in its books and records and take such other actions as the Parent and the Buyer deem to be necessary, appropriate or desirable to charge off any loans on its books, or any portions thereof, that the Parent and the Buyer consider to be losses or otherwise believe, in good faith, are required to be charged off pursuant to applicable banking regulations, GAAP or otherwise, or that otherwise would be charged off by the Buyer after the Effective Time in accordance with its loan administration and charge-off policies and procedures; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by the Company, the Parent and the Buyer, the Company shall not be required to make any such accounting entries or take any such actions until immediately prior to the Closing; and provided, further, that any such entry made as a result of such a request shall not itself constitute a breach by the Company of any representation, warranty or covenant made by or required of it in this Agreement.

      (j) Registration Statement; Proxy Statement.

            (i) The Company will supply, as promptly as reasonably practicable upon the Parent's request, information for inclusion in the registration statement covering the shares of the Parent's Stock to be issued pursuant to this Agreement (including any amendments or supplements thereto, the "Registration Statement") and in the proxy statement to be sent to the shareholders of the Company to consider the Merger (as amended or supplemented, the "Proxy Statement") at the Shareholder Meeting which shall not contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading.

            (ii) If at any time prior to the Effective Time any event relating to the Company or any of its executive officers or directors is discovered by the Company that is set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company will promptly inform the Parent and the Buyer of same.

            (iii) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Parent, the Buyer and their respective Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement.

      (k) Sarbanes-Oxley Compliance. On or prior to the Closing Date, (i) the Company's management shall complete its assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of Sarbanes-Oxley for the year ended December 31, 2007, regardless of whether the Company is or will be subject to such requirements; (ii) the Company shall establish and maintain effective disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15 under the Exchange
Act) and internal control over financial reporting (regardless of whether the Company is subject to Rule 13a-15 or 15d-15), including remediating any material weaknesses or significant deficiencies in such controls, and (iii) such controls and procedures shall be effective to ensure that all material information (as such term has been interpreted pursuant to the Securities Laws) concerning the Company is (and to the extent that the Company is not subject to such requirements, would be) made known on a timely basis to the individuals responsible for the preparation of the Company's filings with Regulatory Authorities and other public disclosure documents. Prior to the Closing Date, the Company shall deliver to the Parent (i) the disclosure specified in Items 307 and 308 of SEC Regulation S-K (other than the disclosure specified in Item 308(b)) as if the Company were subject to such items (including all appropriate documentation supporting such disclosure) and (ii) copies of all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures and internal control over financial reporting.

      (l) Loan Renewals. The Company shall not extend, renew, or refinance the loans set forth on Section 6.1(l) of the Company's Disclosure Schedule, or agree to do so, except on commercially reasonable terms reasonably acceptable to the Parent, including without limitation as to interest rate, real property security, and perfection of security interests.

      (m) Tax Elections. After the date of this Agreement, the Company shall not make any Material election with respect to Taxes without the prior written consent of the Parent (not to be unreasonably withheld).

      6.2   COVENANTS OF THE PARENT AND THE BUYER.

      (a) Reservation of Shares of the Parent's Stock. The Parent shall reserve for issuance a sufficient number of shares of the Parent's Stock to cover the issuances of such stock required hereby.

      (b)   Directors.

            (i) As soon as reasonably practicable after the later of (A) the Effective Time or (B) the first annual meeting of the Parent's shareholders following the date of this Agreement, the Parent and the Buyer shall cause John W. Bullard to be elected or appointed to the Boards of Directors of the Parent and the Buyer, conditional upon John W. Bullard's consent thereto and upon obtaining any necessary regulatory approvals. Beginning with the first annual shareholder meeting after such election or appointment and thereafter, John W. Bullard shall be subject to the same nomination and election procedures as the other directors on the Parent's and the Buyer's Boards of Directors.

            (ii) As soon as reasonably practicable after the Effective Time, the Buyer shall create an advisory board for Richmond County and Moore County market (the "Advisory Board"), appoint John S. Stevenson, M.D., as Chairman of the Advisory Board and offer to each other director of the Company serving at the Effective Time a seat on the Advisory Board. Former directors of the Company shall be compensated for service on the Advisory Board (including in the capacity of Chairman) at the rate of $225 per month until the second (2nd) anniversary of the Effective Time, at which time compensation for further service on the Advisory Board shall be determined by the Parent.

      (c) Employees and Benefits.

            (i) Except as may be provided in the Farrah Employment Agreement and any employment agreement between Shane R. English and the Company, any and all of the Company's employees will be employed by the Buyer if it so desires on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such employee to obligate the Parent, the Buyer or any Affiliate thereof to employ any such person for any specific period of time after the Effective Time or in any specific position, or to restrict the Buyer's right to terminate the employment of any such employee at any time and for any reason satisfactory to it. Any Company employees not hired by the Buyer shall, however, be entitled to apply for any open position with the Buyer.

            (ii) The Buyer may amend or otherwise modify its Benefit Plans in accordance with the terms thereof at any time before or after the Effective Time with a view to adopting any aspect of the Company's Benefit Plans deemed to be in the Buyer's best interest. Any Company employees hired by the Buyer will be eligible for benefits consistent with those of existing employees of the Buyer, with credit for past service with the Company for purposes of participation, eligibility and vesting (including with respect to accrual of vacation and sick leave, but not including the calculation of any other benefit accrual); provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company's medical plans as of the Effective Time or any waiting period relating to coverage under the Buyer's medical plans. Any such Company employees shall be subject to the applicable terms of such Benefit Plans, including payment of deductibles, provided that there shall be no waiting periods applicable to any such Company employees to participate in such benefits (including applicable insurance benefits).

            (iii) Each employee of the Company hired by the Buyer shall receive from the Buyer, as of the Effective Time, credit for vacation and sick leave, each in the amount that an employee of the Buyer (having the same length of service with the Buyer as the hired employee has with the Company) would have accrued in the current benefit year through the Effective Time, less the amount of vacation and sick leave, respectively, used by the hired employee in such period. Each employee of the Company who is not hired by the Buyer shall be paid by the Buyer for all accrued but unused vacation as of the date of termination of employment in a lump sum at the end of the Company's first full pay period commencing after the Effective Time.

            (iv) Each employee of the Company at the Effective Time who does not become an employee of the Buyer, or who becomes an employee of the Buyer and is terminated within twelve (12) months after the Effective Time, for any reason other than Cause, death or disability, shall receive severance pay from the Buyer equal to twelve (12) weeks' pay (less applicable taxes and withholdings) at his or her current salary, payable in a lump sum within thirty (30) days following the date of termination of the employee's employment.

            (v) At or prior to the Effective Time, the current employment agreements between the Company and John W. Bullard and Wayne O. Farrah shall be terminated by the Company without Cause (as defined in such employment agreements). The Parent or the Buyer shall (A) pay to John W. Bullard an amount equal to the amount payable as severance pursuant to Paragraph 8 of his current employment agreement, such amount to be paid in 36 equal monthly installments on the last Business Day of each calendar month, commencing with the first full calendar month following the Closing Date, (B) make a lump sum payment to Wayne O. Farrah in the amount of $72,900, representing one-half of the amount payable pursuant to Section 8 of his existing employment agreement upon a change in control and (C) enter into the Farrah Employment Agreement and the Bullard Consulting Agreement.

            (vi) If Shane R. English so elects, the Buyer shall use commercially reasonable efforts to enter into an employment agreement with Mr. English on terms mutually agreeable to the Buyer and Mr. English.

            (vii)  Notwithstanding  anything in this  Agreement to the contrary,
       (i) no provision of this Agreement (A) shall constitute or be interpreted to constitute a Benefit Plan or other arrangement, or a provision of, amendment of, or commit to amend any Benefit Plan or other arrangement, or (B) shall otherwise provide any employee or other service provider any rights or entitlements under this Agreement, including, without limitation, in respect of any Benefit Plan, and (ii) no employee, service provider or other third party shall be entitled to claim any right, entitlement or other benefit under or in relation to this Agreement.

      (d) Directors' and Officers' Insurance and Indemnification. The Parent shall obtain and maintain, or cause the Buyer to obtain and maintain, in effect for six (6) years from the Closing Date, the current directors' and officers' liability insurance policies maintained by the Company, or substitute policies providing not Materially less coverage than the current policies, with respect to matters occurring prior to the Effective Time. Such insurance shall cover all persons and entities who are covered by the director's and officers' liability policy maintained by the Company and in existence on the date hereof (including all existing directors and officers of the Company).

      (e) Consents. The Parent and the Buyer will exercise their best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to their respective Contracts such that such Contracts shall survive the Merger and not be breached thereby.

      (f) Shareholder Approval. Subject to satisfaction of all other conditions to consummation of the Merger, the Parent, as sole shareholder of the Buyer, will take all necessary action to approve the Merger.

      (g) Registration Statement; Proxy Statement.

            (i) The Parent and the Buyer will supply information for inclusion in the Registration Statement and the Proxy Statement which shall not contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading.

            (ii) If at any time prior to the Effective Time any event relating to the Parent, its Subsidiaries, or any of their respective executive officers or directors is discovered by the Parent or the Buyer that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Parent or the Buyer will promptly inform the Company of same and will, in consultation with the Company, promptly take action reasonably necessary to amend and correct the Registration Statement and the Proxy Statement to the Company's reasonable satisfaction.

            (iii) The Registration Statement and the Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder.

            (iv) Notwithstanding the foregoing, the Parent and the Buyer make no representations or warranties with respect to any information supplied by the Company that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement.

      (h) The Parent and the Buyer will make all necessary arrangements to prepare the Company's final federal and state income tax returns for the year in which the Closing occurs.

      (i) The Parent will not cause or permit the articles of incorporation and bylaws of the Parent or the Buyer to be amended in a manner that would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code or that would prevent the consummation of such transactions.

      6.3   COVENANTS OF ALL PARTIES TO THE AGREEMENT.

      (a) Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

      (b) Notification. Each of the parties hereto agrees to notify promptly the other parties hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

      (c) Consummation of Agreement. Subject to Section 6.1(c), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company, the Parent or the Buyer, that would Materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and, subject to Section 6.1(c), the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to Section 6.1(c), each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.1(c), none of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in Section 8.1 from the Regulatory Authorities, or
(ii) Materially and adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

      (d) Maintenance of Corporate  Existence.  Each of the parties hereto shall
maintain  in  full  force  and  effect  their  respective   corporate  or  legal
existences.

      (e) Applications and Reports. The Parent and the Buyer shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company shall cooperate reasonably in the preparation and, where appropriate, filing, of all applications, reports and statements with all Regulatory
Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

      (f) Registration Statement and Proxy Statement. As promptly as reasonably practicable after the execution of the Agreement and after the furnishing by the Company of all information required to be contained therein, the Parent and the Buyer shall (i) file with the SEC the Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall contain the Proxy Statement, and (ii) take all actions, if any, required by applicable state securities or "blue sky" laws (A) to cause the Parent's Stock to be, at the time of issuance thereof, duly qualified or registered (unless exempt) under such laws, or to cause all conditions to any exemptions from qualification or registration thereof under such laws to have been satisfied, and (B) to obtain any and all other approvals or consents to the issuance of the Parent's Stock that are required under applicable state law. The Parent, the Buyer and the Company shall each use their reasonable best efforts to cause the Proxy Statement to comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. The Parent, the Buyer and the Company shall each use their reasonable best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Subject to Section 6.1(c), the Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger. The Company shall cause the definitive Proxy Statement to be mailed to its shareholders as soon as practicable following the date on which the Proxy Statement is cleared by the FDIC and the Registration Statement is declared effective; provided, however, that all mailings to the Company's shareholders in connection with the Merger, including without limitation the Proxy Statement, shall be subject to the prior review, comment and written approval of the Parent and the Buyer, not to be unreasonably withheld or delayed.

      (g) To the extent that Rule 145 under the Securities Act applies, the Parent will give stop transfer instructions to its transfer agent with respect to any Parent Stock issued to Company Rule 145 Affiliates in connection with the Merger, and there will be placed on the certificates representing such Parent Stock, or any substitution therefor, a legend stating in substance:

            "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with
            (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend, and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such transfer or other disposition."

      (h) Closing. Subject to the terms and conditions hereof (including Section 6.1(c)), the parties hereto shall use their reasonable best efforts to consummate the Closing within thirty (30) days after all conditions to the Closing have been satisfied.


                                   ARTICLE VII

                      DISCLOSURE OF ADDITIONAL INFORMATION

      7.1 ACCESS TO INFORMATION. Prior to the Closing Date, the Parent, the Buyer and the Company shall:

      (a) give the others and their authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

      (b) furnish the others with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as they may reasonably request.

      7.2 ACCESS TO PREMISES. Prior to Closing, the Company shall give the Parent, the Buyer and their authorized representatives reasonable access to all of the Company's Real Property for the purpose of inspecting such property.

      7.3 ENVIRONMENTAL SURVEY. At its option, the Parent may cause to be conducted Phase I environmental assessments of the Real Property of the Company, whether owned or leased, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Parent shall deem necessary or desirable (collectively, the "Environmental Survey"). The Parent shall complete all such Phase I environmental assessments within sixty (60) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within sixty (60) days following completion of all Phase I environmental assessments. Subject to the breach of any representation or warranty contained herein, the costs of the Environmental Survey shall be paid by the Parent.

      7.4   ANNOUNCEMENTS; CONFIDENTIAL INFORMATION.

      (a) The Company, the Parent and the Buyer each agree that no Persons other than the parties to this Agreement are authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the other parties (which consent shall not unreasonably be withheld or delayed), it will not make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the required approval of any Regulatory Authority to the consummation of the transactions described herein.

      (b) For purposes of this Section 7.4, "Confidential Information" refers to any information (including business and financial information) that a party to whom the information pertains (an "Informing Party") provides or makes available, in connection with this Agreement, to a party for whose benefit the information is provided, or to that party's affiliates, directors, officers, employees, attorneys, advisors, consultants, representatives and agents (a "Receiving Party"), or which a Receiving Party otherwise obtains from any examination of an Informing Party's documents, books, records, files or other written materials or from any discussions with any of the Informing Party's directors, officers, employees, attorneys, advisors, consultants, representatives and agents, and shall be deemed to include, without limitation,
(i) all such documents, books, records, files or other written materials themselves and all information contained therein (whether maintained in writing, electronically, on microfiche or otherwise), (ii) all corporate minutes, acquisition or other expansion analyses or plans, pro forma financial data, capital spending budgets and plans, market studies and business plans, (iii) all information relative to financial results and condition, operations, policies and procedures, computer systems and software, shareholders, employees, officers, and directors, and (iv) all information relative to customers and former or prospective customers.

      (c) Prior to the Effective Time, all Confidential Information of an Informing Party is proprietary to the Informing Party and constitutes either trade secrets or confidential information of the Informing Party. Without the Informing Party's express written consent, the Receiving Party shall not remove any Confidential Information of the Informing Party in written or other recorded form from the Informing Party's premises.

      (d) Prior to the Effective Time, all Confidential Information of an Informing Party is to be held in strict confidence by a Receiving Party and, except as otherwise provided herein, may not be disclosed by a Receiving Party to any person or entity not a party to this Confidentiality Agreement, unless the Receiving Party:

            (i) can demonstrate that the same information as the Confidential Information to be disclosed already was in its possession prior to such Confidential Information being obtained;

            (ii) can demonstrate that the same information as the Confidential Information to be disclosed is already publicly available or, at that time, has become publicly available through no fault of, or violation of this Section 7.4 by, the Receiving Party or any other person that the Receiving Party knows, or has reason to know, is obligated to protect such Confidential Information; or

            (iii) demonstrates that the same information as the Confidential Information to be disclosed was developed independently by or for the Receiving Party, without the use of the Confidential Information disclosed to or obtained by the Receiving Party.

      (e) Prior to the Effective Time, the Receiving Party (i) may disclose Confidential Information of the Informing Party to the Receiving Party's affiliates, directors, officers, employees, agents, attorneys, advisors and consultants who are directly involved in discussions of a potential transaction, only on a need to know basis and only if such persons or entities agree for the benefit of the other party to be bound by the restrictions and obligations of this Section 7.4; and (ii) will enforce its obligations under this Section 7.4 against all persons to whom it discloses Confidential Information and shall be responsible and liable to the Informing Party for any disclosure of Confidential Information by such persons or entities in violation of such restrictions and obligations.

      (f) Upon termination of this Agreement the Receiving Party will deliver or cause to be delivered to the Informing Party all written Confidential Information of the Informing Party in the possession of the Receiving Party, or provide an officer's affidavit as to the destruction of all copies of such Confidential Information.

      (g) Prior to the Effective Time, the Receiving Party shall not use any Confidential Information of the Informing Party in an unlawful manner, to interfere with or attempt to terminate or otherwise adversely affect any actual or proposed contractual or business relationship of the Informing Party, or for any other purposes other than in conjunction with the transactions described herein. Without limiting the generality of the foregoing, in no event shall the Receiving Party use any Confidential Information of the Informing Party, directly or indirectly, for the purpose of competing against the Informing Party.

      (h) Notwithstanding anything contained in this Section 7.4 to the contrary, neither the Company nor the Parent and the Buyer shall be required to obtain the prior consent of the other party for any such disclosure which it, in good faith and upon the advice of its legal counsel, believes is required by law; provided, however, that before any such disclosure may be made by a Receiving Party upon the advice of its legal counsel, it shall, except where such notice is prohibited by law, give the Informing Party reasonable notice of its intent to make such disclosure, the form of content of that disclosure, and the basis upon which its legal counsel has advised it that such disclosure is required by law, so that the Informing Party may seek a protective order or other similar or appropriate relief, and the Receiving Party also shall undertake in good faith to have the Confidential Information to be disclosed treated confidentially by the party to whom the disclosure is made.

                    (i) As of the date of this Agreement, the Confidentiality
               Agreement is amended by being superseded in its entirety and replaced by the provisions of this Section 7.4.


                                  ARTICLE VI.

                           ARTICLE VII. ARTICLE VIII
                                        ------------

                              CONDITIONS TO CLOSING

      8.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all parties hereto pursuant to Section 10.4 of this Agreement:

      (a) Adverse Proceedings. None of the Company, the Parent, the Buyer, or any shareholder of any of the foregoing shall be subject to any Order that enjoins or prohibits the consummation of this Agreement or the Merger, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such Order or the subject of any such suit or proceeding shall take any reasonable steps within that party's control to cause any such Order to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

      (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. Without limiting the generality of the foregoing, the Consent of each of (i) the Board of Governors of the Federal Reserve System pursuant to the Bank Merger Act of 1966, 12.U.S.C. ss.1828(c)(2)(B), and (ii) the North Carolina Banking Commission shall have been obtained and shall be in full force and effect. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the Board of Directors of the Parent or the Company hereto would so Materially and adversely affect the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

      (c) Consents and Approvals. Each party hereto shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Person, including those Consents listed on Section 4.2 of the Company's Disclosure Schedule, except to the extent that the failure to obtain any such Consents could not, individually or in the aggregate result in a Material Adverse Effect on such Person.

      (d) Effectiveness of Registration Statement. The Registration Statement filed with the SEC covering the shares of the Parent's Stock to be issued pursuant hereto shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Parent and the Buyer, threatened by the SEC, and the Parent's Stock shall be, at the time of the issuance thereof, duly qualified or registered, or determined to be exempt from qualification or registration, under applicable state securities or "blue sky" laws.

      (e)  Approval.   The  Company's  shareholders  shall  have  approved  this
Agreement  and  the  transactions   contemplated   hereby   (including   without
limitation, the Merger) in accordance with applicable Law.

      8.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the parties pursuant to Section 10.4 of this Agreement:

      (a) For the purpose of this Section 8.2 only, all representations and warranties of the Parent and the Buyer contained in this Agreement and the Parent's and Buyer's Disclosure Schedule shall be accurate in all respects as of the Closing Date as if made on the Closing Date, except for representations and warranties that are made as of a specific date and except for inaccuracies of representations and warranties the circumstances giving rise to which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications by reference to Material Adverse Effect or Materiality contained in such representations and warranties shall be disregarded). Each of the Parent and the Buyer shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

      (b) All documents required to have been executed and delivered by the Parent and the Buyer to the Company at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (c) The Company shall have received from Howe, Barnes Hoefer & Arnette, Inc., a bringdown of its opinion dated December 10, 2007, to the effect that, as of a date within ten (10) Business Days prior to the mailing of the Proxy Statement to the Company's shareholders, the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares.

      (d) The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Parent and the Buyer, dated as of the Closing Date, reasonably satisfactory to the Company in form and substance, concerning matters relating to the Parent and the Buyer.

      (e) The Company shall have received an opinion of Dixon Hughes PLLC, certified public accountants, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. The issuance of such opinion may be conditioned on the receipt of representation letters from the Company, the Parent and the Buyer, in each case, in form and substance reasonably satisfactory to Dixon Hughes PLLC. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

      (f) As of the Closing Date, the Company shall have received the following documents with respect to each of the Parent and (except in the case of clause
(vii)) the Buyer:

            (i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the North Carolina Secretary of State as of a recent date;

            (ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

            (iii) a certificate from its Chief Executive Officer or Chief Financial Officer (unless both are reasonably available on the Closing Date, in which case from both such officers) certifying that (A) its articles of incorporation have not been amended since the date of the certificate described in subsection (i) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (iv) below that would adversely affect its existence, and (B) it has complied with the conditions set forth in this
      Section 8.2 as may be reasonably required by the Company, including without limitation a certificate as to the matters set forth in Section 8.2(a);

            (iv) a certificate of its corporate existence issued by the North Carolina Secretary of State;

            (v) true and complete copies of the resolutions of its board of directors and of the Buyer's shareholder authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary;

            (vi) a certificate from its Chief Executive Officer, Chief Financial Officer, Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement; and

            (vii) a certificate of The Federal Reserve Bank of Richmond with respect to the Parent.

      (g) There shall have been (i) no Material Adverse Effect with respect to the Parent or the Buyer and (ii) no event, occurrence or circumstance that, individually or taken together with any other events, occurrences, or circumstances, has had a Material adverse impact on the ability of the Parent or the Buyer to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

      (h) The Exchange Agent shall have delivered to the Company a certificate, dated as of the Closing Date, to the effect that the Exchange Agent has received from the Parent appropriate instructions and authorization for the Exchange Agent to issue the Maximum Total Stock Merger Consideration, to the extent required by this Agreement, and to the effect that the Exchange Agent has received from the Parent the Maximum Total Cash Merger Consideration and appropriate instructions and authorization to deliver such Merger Consideration, all to the extent required by this Agreement.

      (i) The Buyer shall have executed and delivered (i) the Bullard Consulting Agreement to John W. Bullard and (ii) the Farrah Employment Agreement to Wayne
O. Farrah.

      (j)  The  Company,   acting  reasonably,   shall  be  satisfied  that  the
transactions described in Section 2.6(a) will not subject the holders of Company Options to additional income tax under Code ss. 409A.

      8.3 CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND THE BUYER. The obligations of each of the Parent and the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Parent pursuant to Section 10.4 of this
Agreement:

      (a) For the purpose of this Section 8.3 only, all representations and warranties of the Company contained in this Agreement and the Company's Disclosure Schedule shall be accurate in all respects as of the Closing Date as if made on the Closing Date, except for representations and warranties that are made as of a specific date and except for inaccuracies of representations and warranties the circumstances giving rise to which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications by reference to Material Adverse Effect or Materiality contained in such representations and warranties shall be disregarded). The Company shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

      (b) Holders of Company Shares representing no more than ten percent (10%) of the issued and outstanding Company Shares immediately prior to the Effective Time shall have exercised dissenters' or similar rights with respect to the Merger.

      (c) All documents required to have been executed and delivered by the Company or any third party to the Parent or the Buyer at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (d) The Parent and the Buyer shall have received an opinion of Ward and Smith, P.A., counsel to the Company, dated as of the Closing Date and addressed to the Parent and the Buyer, reasonably satisfactory to the Parent in form and substance, concerning matters relating to the Company.

      (e) The Parent shall have received a legal opinion from Dixon Hughes PLLC, certified public accountants, dated as of the Closing Date and addressed to the Parent and the Buyer, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. The issuance of such opinion may be conditioned on the receipt of representation letters from the Company, the Parent and the Buyer, in each case, in form and substance reasonably satisfactory to Dixon Hughes PLLC. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

      (f) The Parent shall have received from Equity Research Services, Inc., a bringdown of its opinion dated December 7, 2007 and addressed to the Parent and the Buyer, to the effect that, as of a date within ten (10) Business Days prior to the mailing of the Proxy Statement to the Company's shareholders, the aggregate Merger Consideration to be paid by the Parent and the Buyer pursuant to this Agreement is fair from a financial point of view to the Parent and the Buyer.

      (g) As of the Closing Date, the Parent and the Buyer shall have received the following documents with respect to the Company:

            (i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the North Carolina Secretary of State as of a recent date;

            (ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

            (iii) a certificate from its Chief Executive Officer or Chief Financial Officer (unless both are reasonably available on the Closing Date, in which case from both such officers) certifying that (A) its articles of incorporation have not been amended since the date of the certificate described in subsection (i) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (iv) below that would adversely affect its existence, and (B) the Company has complied with the conditions set forth in this Section 8.3 as may be reasonably required by the Parent and the Buyer, including without limitation a certificate as to the matters set forth in Section 8.3(a);

            (iv) a certificate of its corporate existence issued by the North Carolina Secretary of State as of a recent date;

            (v) true and complete copies of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

            (vi) a certificate from its Chief Executive Officer, Chief Financial Officer, Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

      (h) The Parent and the Buyer shall have received the written agreements, substantially in the form of EXHIBIT D hereto, from the Company Rule 145 Affiliates described in Section 6.1(g).

      (i) Wayne O. Farrah shall have executed and delivered to the Buyer the Farrah Employment Agreement and John W. Bullard shall have executed and delivered to the Buyer the Bullard Consulting Agreement.

      (j) Each of the Voting Agreements described in Section 4.26 shall have been executed and delivered to the Parent.

      (k) The Company shall have received from Dixon Hughes PLLC, and shall have delivered to the Parent a copy of, a report expressing an unqualified opinion on the Company's statements of income and stockholders' equity and cash flows for the fiscal year of the Company ending December 31, 2007, and on the Company's balance sheet as of December 31, 2007.

      (l) There shall have been (i) no Material Adverse Effect with respect to the Company and (ii) no event, occurrence or circumstance that, individually or taken together with any other events, occurrences, or circumstances, has had a Material adverse impact on the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                                 ARTICLE VIII.

                             ARTICLE IX. ARTICLE IX
                                         ----------

                                   TERMINATION

      9.1  TERMINATION.   The  obligations  of  the  parties  hereunder  may  be
terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

      (a) By mutual written consent of the Company, the Parent and the Buyer;

      (b) By either the Parent and the Buyer, on the one hand, or the Company, on the other hand, if there shall be any Law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any Order enjoining the Company or its shareholders, on the one hand, or the Buyer, the Parent or its shareholders, on the other hand, from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable;

      (c) By the Parent and the Buyer, on the one hand, or the Company, on the other hand, if the conditions to the obligation to effect the transactions contemplated hereby of the party or parties seeking termination shall not have been fulfilled or waived by September 30, 2008, and if the party or parties seeking termination is or are in Material compliance with all obligations under this Agreement;

      (d) By any party hereto, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in Section 6.3(c)), and has not been waived;

      (e) At any time on or prior to the Closing Date, by the Parent and Buyer in writing, if the Company has, or by the Company, if the Parent or the Buyer has, (i) in any Material respect, breached any covenant or agreement contained herein and such breach has not been cured by the earlier of thirty (30) days after the date on which written notice of such breach is given by the party claiming the breach to the party committing such breach or the Closing Date or
(ii) breached in any respect any representation or warranty contained herein or in such Person's Disclosure Schedule, except for such breaches the circumstances giving rise to which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications by reference to Material Adverse Effect or Materiality contained in such representations and warranties shall be disregarded), and such Material Adverse Effect continues to exist on the earlier of thirty (30) days after the date on which written notice of such breach is given by the party claiming the breach to the party committing such breach or the Closing Date;

      (f) By the Company, if (i) the Board of Directors of the Company shall, after compliance with the provisions of Section 6.1(c), take one of the actions specified in Section 6.1(c)(ii)(A), Section 6.1(c)(ii)(B) or Section 6.1(c)(ii)(C) and (ii) the Company pays the fee due under Section 9.3(a) as a condition precedent to such termination.

      (g) By the Company, in accordance with the following procedures: If on the date ten (10) days prior to the anticipated Closing Date (as mutually agreed by the parties) (the "Determination Date"), the volume weighted average of the daily closing sales price per share of the Parent's Stock as quoted on the OTC Bulletin Board during the twenty (20) consecutive trading days ending three (3) Business Days prior to the Determination Date (the "Determination Date Average Closing Price") is less than $12.6128773, then during the three (3)-day period commencing on the Determination Date the Company's Board of Directors may, upon approval by a vote of a majority of all of its members, give written notice to the Parent and the Buyer that it intends to terminate the Agreement unless the Parent and the Buyer agree that the Exchange Ratio will be $14.5588235 divided by the Determination Date Average Closing Price, rounded to the seventh decimal place. During the three (3)-day period commencing with its receipt of such notice, the Parent and the Buyer may decide whether to so agree and give written notice to the Company of their decision. If the Parent and the Buyer notify the Company that they do so agree, then the Exchange Ratio shall be adjusted as so agreed and no termination shall occur pursuant to this Section 9.1(g). If the Parent and the Buyer fail to notify the Company that they so agree, this Agreement shall terminate unless the Company, within the three (3)-day period commencing after delivery of such notice from the Parent and the Buyer, notifies the Parent and the Buyer that the Company's Board of Directors has determined, by a vote of a majority of all of its members, not to terminate this Agreement.

      9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of a termination contemplated hereby by any party pursuant to Section 9.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

      (a) The parties hereto shall continue to be bound by (i) their obligations of confidentiality set forth herein, and all copies of the information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefor, (ii) the provisions set forth in Section
7.4 relating to publicity and (iii) the provisions set forth in Section 10.1 relating to expenses.

      (b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

      (c) The termination of this Agreement pursuant to this ARTICLE IX shall be the sole and exclusive remedy for any violation or breach of any agreement, covenant, representation or warranty contained in this Agreement, except in the case of intentional misrepresentation, intentional breach of covenant or other agreement, willful misconduct, or fraud, in which case, in addition to any remedies provided in this Agreement, the party afforded a right of termination pursuant to this ARTICLE IX shall also be entitled to seek any remedy to which such party may be entitled at law or in equity.

      9.3   TERMINATION EXPENSES AND FEES.

      (a) If the Company elects to terminate this Agreement pursuant to Section 9.1(f), then the Company shall be obligated to pay the Buyer a termination fee in the amount of $350,000 prior to such termination as a condition precedent thereto.

      (b) If transactions substantially similar to the transactions contemplated in an Acquisition Proposal are consummated within twelve (12) months after such termination, then the Company shall be obligated to pay the Buyer, immediately prior to consummation of such transactions, an additional termination fee in the amount of $350,000.

      (c) All such payments shall be made immediately when due by wire transfer of immediately available funds to an account designated by the Buyer.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      10.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

      10.2 NO SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such person that any warranty or representation is false at the time of signing or Closing.

      10.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement signed by the Chief Executive Officer or the Chief Financial Officer of each party hereto.

      10.4 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of the Parent or the Buyer, on one hand, and the Company, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party or parties only by a written instrument signed by the Chief Executive Officer or the Chief Financial Officer of each party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4.

      10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

      (a) Any notice to any of the Company shall be delivered to the following addresses:

                  Longleaf Community Bank
                  1401 Fayetteville Road
                  Rockingham, North Carolina 28379
                  Attention:  John W. Bullard
                  Telephone: (910) 895-1208
                  Facsimile: (910) 895-9298

                        with a copy to:

                  Ward and Smith, P.A.
                  Post Office Box 867
                  New Bern, North Carolina 28563
                  Attention:  E. Knox Proctor V
                  Telephone: (252) 672-5427
                  Facsimile: (252) 672-5477

      (b) Any notice to the Parent or the Buyer shall be delivered to the following addresses:

                  Four Oaks Fincorp, Inc.
                  Post Office Box 309
                  Four Oaks, North Carolina 27524
                  Attention:  Nancy S. Wise
                  Telephone: (919) 963-2177
                  Facsimile: (919) 963-2768

                        with a copy to:

                  Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 Wachovia Capitol Center
                  Raleigh, North Carolina 27602
                  Attention: John L. Jernigan
                  Telephone: (919) 821-1220
                  Facsimile: (919) 821-6800

Any party may change the address to which notice is to be given by notice given in the manner set forth above.

      10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

      10.7 SEPARABLE PROVISIONS. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

      10.8 GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

      10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      10.11 ENTIRE AGREEMENT. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

                            [signature page follows]

                      [Signature Page to Merger Agreement]



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      COMPANY:

                                      LONGLEAF COMMUNITY BANK


                                      By:  /s/ John W. Bullard
                                           -----------------------------------
                                         Name:  John W. Bullard
                                         Title: President and Chief Executive
                                                Officer


                                      PARENT:

                                      FOUR OAKS FINCORP, INC.


                                      By:  /s/ Ayden R. Lee, Jr.
                                           -----------------------------------
                                         Name:  Ayden R., Lee, Jr.
                                         Title: Chairman, Chief Executive
                                                Officer and President


                                      BUYER:

                                      FOUR OAKS BANK & TRUST COMPANY


                                      By:  /s/ Ayden R. Lee, Jr.
                                           -----------------------------------
                                         Name:  Ayden R., Lee, Jr.
                                         Title: Chairman, Chief Executive
                                                Officer and President

                                    EXHIBIT A

                      FORM OF BULLARD CONSULTING AGREEMENT

                                   [attached]

                              CONSULTING AGREEMENT

                                     BETWEEN

                         FOUR OAKS BANK & TRUST COMPANY
                                       AND
                                 JOHN W. BULLARD


      THIS CONSULTING AGREEMENT ("Agreement") is made and entered into by and between JOHN W. BULLARD ("Consultant") and FOUR OAKS BANK & TRUST COMPANY ("Bank").

      The Bank, Four Oaks Fincorp., Inc. and Longleaf Community Bank are parties to a Merger Agreement dated December 10, 2007 (the "Merger Agreement"). Consultant's entry into this Agreement is a condition of the Merger Agreement.

      Additionally, Consultant has experience beneficial to the Bank's business. The Bank desires to retain Consultant's consulting services on the terms and conditions set forth herein, and Consultant desires to provide such consulting services as an independent contractor and is willing to do so on the terms and conditions set forth herein.

      In consideration of the above and the mutual promises set forth below, Consultant and the Bank agree as follows:

      1. Consulting Services. During the term of this Agreement, Consultant shall provide to the Bank such consulting services as may be reasonably requested by the Bank upon reasonable notice to Consultant.

      2. Termination of Prior Agreement. The Bank and Consultant acknowledge and agree that: (i) the Employment Agreement between Consultant and Longleaf Community Bank dated August 4, 2003 has been involuntarily terminated without Cause; (ii) the Bank is not obligated to pay Consultant any "Base Salary" under that Employment Agreement; and, (iii) the "Restriction Period" under that Employment Agreement has expired.

      3. Term. The term of this Agreement shall be for a period of three (3) years, beginning on the Closing, as defined in the Merger Agreement, and ending on the third anniversary of that date unless terminated earlier as provided herein.

      4. Consulting Retainer, Fee and Expenses. The Bank shall pay Consultant a retainer in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) per year for services rendered and obligations under this Agreement. Said retainer shall be paid in substantially equal monthly installments on the first business day of each month of the term of this Agreement. The Bank shall also pay expenses reasonably incurred by Consultant in rendering such services. Consultant shall submit monthly invoices for his expenses incurred in rendering consulting services to the Bank, and the Bank shall pay such invoices within thirty (30) days of receipt of the same.

      5. Independent Contractor Status. The parties hereby acknowledge and agree that Consultant's consulting services for the Bank shall be provided strictly as an independent contractor. Nothing in this Agreement shall be construed to render him an employee, co-venturer, agent, or other representative of the Bank.

Consultant understands that he must comply with all tax laws applicable to a self-employed individual, including the filing of any necessary tax returns and the payment of all income and self-employment taxes. The Bank shall not be required to withhold from the consulting fee any state or federal income taxes or to make payments for Social Security ("FICA") tax, unemployment insurance, or any other payroll taxes. The Bank shall not be responsible for, and shall not obtain, worker's compensation, disability benefits insurance, or unemployment security insurance coverage for Consultant. Consultant is not eligible for, nor entitled to, and shall not participate in, any of the Bank's pension, health, or other benefit plans, if any such plans exist. Consistent with his duties and obligations under this Agreement, Consultant shall, at all times, maintain sole and exclusive control over the manner and method by which he performs his consulting services.

      6. Trade Secrets, Confidential Information, Bank Property and Competitive Business Activities. Consultant acknowledges that by virtue of his position as a consultant with the Bank, he (i) has or will have access to trade secrets and Confidential Information (as defined in Section 6.1.5) of the Bank including valuable information about its business operations and entities with whom it does business in various locations, and (ii) has developed or will develop relationships with parties with whom it does business in various locations. Consultant also acknowledges that the Trade Secrets, Confidential Information and Competitive Business Activities provisions set forth in this Agreement are reasonably necessary to protect the Bank's legitimate business interests, are reasonable as to the time, territory and scope of activities which are restricted, do not interfere with public policy or public interest and are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him.

            6.1. Trade Secrets and Confidential Information. Consultant acknowledges that: (i) the Bank will disclose to him certain trade secrets and Confidential Information; (ii) trade secrets and Confidential Information are the sole and exclusive property of the Bank and the Bank owns all rights therein under patent, copyright, trade secret, confidential information, or other property right; and (iii) the disclosure of trade secrets and Confidential Information to Consultant does not confer upon him any license, interest or rights of any kind in or to the trade secrets or Confidential Information.

                  6.1.1. Consultant may use the trade secrets and Confidential Information only in accordance with applicable Bank policies and procedures and solely for the Bank's benefit while he is retained by the Bank. Except as authorized in the performance of services for the Bank, Consultant will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer trade secrets or Confidential Information or any portion thereof. Upon the Bank's request, Consultant shall return to the Bank all trade secrets and Confidential Information and all related materials in his possession, custody or control.

                  6.1.2. If Consultant becomes subject to a court order or other government process that could reasonably be expected to require him to disclose trade secrets or Confidential Information or such disclosure is necessary to comply with applicable law or defend against claims, he shall: (i) notify the Bank promptly before any such disclosure is made; (ii) at the Bank's request and expense cooperate reasonably with steps the Bank takes to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (iii) permit the Bank to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

                  6.1.3. Consultant's obligations with regard to trade secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.

                  6.1.4. Consultant's obligations with regard to Confidential Information shall remain in effect while he is retained by the Bank and for three (3) years thereafter.

                  6.1.5. As used in this Agreement, "Confidential Information" means information other than trade secrets, that is of value to the Bank and is treated by the Bank as confidential, including, but not limited to, such information about the Bank's lending and deposit operations, regulatory examinations, customer identities, future business plans, pricing, sales manuals, training manuals, selling and pricing procedures, financing methods, financial statements, techniques for designing, developing, manufacturing, testing or marketing advertising campaigns, and information regarding executives and employees; provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Consultant.

            6.2. Bank Property. Upon the termination of his retention as a consultant, Consultant shall: (i) deliver to the Bank all records, memoranda, data, documents and other property of any description which refer or relate in any way to trade secrets or Confidential Information, including all copies thereof, which are in his possession, custody or control; (ii) deliver to the Bank all Bank property (including, but not limited to, keys, credit cards, client files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any Bank customers, or business or business methods, including all copies thereof) which is in his possession, custody or control; (iii) cooperate reasonably with the Bank to bring all such records, files and other materials up to date, wind up his work, and transfer that work to other individuals designated by the Bank.

            6.3. Competitive Business Activities. For a period of three (3) years from the Closing, as defined in the Merger Agreement, regardless of whether this Agreement may have been terminated earlier than the end of that period, Consultant will not engage in the following activities:

                  (a) on his own or on another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, directly or indirectly compete with the Bank within the geographical areas set forth in Section 6.3.1;

                  (b) within the geographical areas set forth in Section 6.3.1, be retained, employed, or otherwise engaged, in (i) a management capacity, (ii) other capacity providing the same or similar services which Consultant provided to the Bank, or (iii) any capacity connected with competitive business activities by any person or entity that engages in competition with the Bank, provided, Consultant's services as an independent contractor providing appraisal or appraisal review services for lending institutions shall not be prohibited by this Agreement; or

                  (c) hire, offer employment to, or otherwise solicit for employment any person who is employed by the Bank at any time during the three
(3) year period following the Closing, as defined in the Merger Agreement, or who was employed by the Bank as of that date.

                  6.3.1. The restrictions set forth in Sections 6.3(a) and (b) apply to Richmond County, North Carolina; any county of North or South Carolina contiguous thereto; any other county in which the Bank maintains a business office on the date of termination of this Agreement.

                  6.3.2. Notwithstanding the foregoing, Consultant's ownership, directly or indirectly, of not more than one percent of the issued and outstanding stock of any bank or company the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not violate Section 5.3.

            6.4. Remedies. Consultant acknowledges that his failure to abide by the Trade Secrets, Confidential Information, Bank Property or Competitive Business Activities provisions of this Agreement would cause irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled by virtue of Consultant's failure to abide by these provisions: (i) the Bank may seek legal and equitable relief, including but not limited to preliminary and permanent injunctive relief, for Consultant's actual or threatened failure to abide by these provisions; and (ii) Consultant will indemnify the Bank for all expenses including attorneys' fees in seeking to enforce these provisions.

            6.5. Tolling. The period during which Consultant must refrain from the activities set forth in Sections 6.1 and 6.3 shall be tolled during any period in which he fails to abide by these provisions.

            6.6. Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Consultant's obligations to the Bank or the Bank's rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Consultant has executed in the past or may execute in the future or contemporaneously with this Agreement.

      7. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases in the Trade Secrets, Confidential Information, Bank Property, and Competitive Business Activities provisions set forth in this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provisions, clauses, or phrases be "blue-penciled" or rewritten by the court to the extent necessary to render them enforceable.

      8. Termination. Consultant may terminate this Agreement upon thirty (30) days' written notice to the Bank. The Bank may terminate this Agreement only if Consultant (i) materially breaches this Agreement; such a breach would include, but not be limited to, unreasonably refusing, failing to accept, or failing to complete consulting assignments, provided that the Bank first has given reasonable notice to Consultant and an opportunity to cure the breach; or (ii) engages in dishonesty, fraud, felonious conduct or other conduct which is materially injurious to the Bank. In the event of termination of this Agreement, regardless of the reason for such termination, Consultant shall be entitled to receive payment of the monthly retainer amount, prorated through the last date he performs services, and reimbursement of any then outstanding expenses; Consultant shall not be entitled to any other payments from the Bank upon termination.

      9. Entire Agreement. This Agreement and any applicable provisions of the Merger Agreement: (i) supersede all other understandings and agreements, oral or written, between the parties with respect to its subject matter; and (ii) constitute the sole agreement between the parties with respect to its subject matter. Each party acknowledges that with respect to the matters herein: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

      10. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties have entered into this Agreement this the day of , 2008.



                                      CONSULTANT:



                                      ----------------------------------------

                                      John W. Bullard




                                      FOUR OAKS BANK & TRUST COMPANY:



                                      By:
                                          ------------------------------------
                                            Name:
                                                   -------------------------
                                            Title:
                                                   -------------------------

                                    EXHIBIT B

                       FORM OF FARRAH EMPLOYMENT AGREEMENT

                                   [attached]

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


      THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this day of , 2008 by and between FOUR OAKS BANK & TRUST COMPANY, a North Carolina banking corporation (the "Bank"), and WAYNE O. FARRAH III ("Employee").

                               W I T N E S S E T H

      WHEREAS, the Bank, Longleaf Community Bank and Four Oaks Fincorp., Inc. are parties to a Merger Agreement dated December 10, 2007 (the "Merger Agreement");

      WHEREAS, Employee has been an employee of Longleaf Community Bank pursuant to an employment agreement dated August 4, 2003 (the "Longleaf Agreement");

      WHEREAS, the termination of the Longleaf Agreement and Employee's and the Bank's entry into this Agreement are conditions of the Merger Agreement; and

      WHEREAS, Employee desires to become an employee of the Bank and the Bank desires to employ Employee on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained in this Agreement, the Bank and Employee agree as follows:

      1. Employment. Employee shall serve the Bank as head of the Bank's Richmond County operations with such duties, responsibilities and authorities of such office as may be assigned to him and as are customarily associated with such office.

      2. Termination of Prior Employment Agreement. Employee acknowledges that the Longleaf Agreement has been terminated and that he has no further obligations or entitlements and neither the Bank nor Longleaf Community Bank has any obligations or entitlements under the Longleaf Agreement.

      3. Term. The term of this Agreement shall be for the three year period commencing on the date of Closing, as defined in the Merger Agreement, and terminating three years thereafter, unless earlier terminated as set forth in this Agreement.

      4. Compensation and Benefits. In consideration of his services during the term of this Agreement, Employee shall be paid compensation by and receive benefits from the Bank as follows:

            (a) Base Salary. Employee will receive an annual base salary of Ninety-Seven Thousand Two Hundred and 00/100 Dollars ($97,200) payable in monthly installments. Employee will be entitled to receive such increases in his annual base salary as may be approved by the Board of Directors of the Bank, with each such increase being included in his annual base salary for all purposes.

            (b) Benefits. Employee shall be entitled to receive and to participate, subject to any eligibility requirements, in all benefits generally made available to the Bank's officers and also those generally made available to all salaried employees of the Bank including, but not limited to, any bonus
plans,   stock  options,   insurance   benefits,   vacation,   sick  leave,  and
reimbursement of expenses incurred on behalf of the Bank in the course of performing duties under this Agreement. Employee's participation in any such benefit plans or programs is subject to the applicable terms, conditions and eligibility requirements of those plans and programs, some of which are in the plan administrator's discretion, as they may exist from time to time. Notwithstanding the foregoing, Employee shall be entitled to a minimum of four
(4) weeks of vacation each year.

            (c) Family Health Insurance Coverage. During the term of this Agreement, the Bank shall pay, or reimburse Employee for, the cost of family coverage for Employee and his eligible dependents under the Bank's group health insurance plan.

      5. Termination and Compensation Upon Termination. This Agreement and Employee's employment under this Agreement shall terminate:

            (a) upon written notice from the Bank to Employee in the event of Employee's physical or mental inability to perform the essential functions of his duties for a period of six (6) months as determined by the Chief Executive Officer of the Bank, the Board of Directors of the Bank, or a committee of the Board in his or its reasonable discretion and in accordance with applicable law, and subject to the vacation leave, disability leave, sick leave and any other leave policies of the Bank.

            (b) immediately for any of the following reasons which shall constitute "Cause:"

                  (i) the willful and continued failure by Employee to perform his duties with the Bank;

                  (ii) the willful engaging by Employee in gross misconduct materially and demonstratively injurious to the Bank;

                  (iii) the conviction of Employee of any crime involving fraud or dishonesty;

            (c) upon thirty (30) days written notice from the Bank to Employee, the Bank may terminate Employee's employment without Cause; or

            (d) immediately upon Employee's death.

      If Employee's employment is terminated pursuant to Section 5(a) (disability), then Employee shall be entitled to receive an amount equal to his then current monthly salary (less any applicable taxes and withholdings) for the lesser of six (6) months or the then remaining term of this Agreement, payable in a lump sum within thirty (30) days of the date of termination of employment.

      If Employee's employment is terminated pursuant to Section 5(c) (without Cause) prior to a change in Control, as defined herein, above, then Employee shall be entitled to receive an amount (less any applicable taxes and withholdings) equal to his then current monthly salary for twelve (12) months, payable in substantially equal installments on the last business day of each month. Additionally, for twelve (12) months following the termination of Employee's employment pursuant to Section 5(c), the Bank shall reimburse Employee for premiums he pays to continue health insurance coverage under the Bank's health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). All such reimbursements shall be paid as soon as practicable following Employee's submission to the Bank of reasonable proof of premium payments; provided, however, that all such claims for reimbursement shall be submitted by Employee no later than fifteen (15) months following termination of Employee's employment.

      For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 409A"), as applicable, any installment payment made hereunder shall be considered a separate payment. And, in the event that the total amount of payments due Employee in the event of a termination pursuant to Section 5(c) shall exceed the maximum amount permitted to be paid under a separation pay plan exempt from regulation under Section 409A pursuant to Treasury Regulations Section 1.409A-1(b)(9)(iii), then the entire amount in excess of such maximum amount shall be paid to Employee no later than two and one-half (2 1/2) months following the end of the calendar year in which Employee's employment terminated.

      6. Change in Control.

            (a) Definition of Change in Control. For purposes of this Agreement, a "Change in Control" means one or more of the following occurrences:

                  (i) A corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of shares of voting capital stock of Four Oaks Fincorp, Inc., the holding company of the Bank ("FOF"), which constitutes more than thirty-three percent (33%) of FOF's then outstanding shares entitled to vote.

                  (ii) The consummation of a merger, share exchange, consolidation, or other reorganization involving FOF and any other corporation or other entity as a result of which less than fifty percent (50%) of the combined voting power of FOF or of the surviving or resulting corporation or entity after such transaction is held in the aggregate by the holders of the combined voting power of the outstanding securities of FOF immediately prior to such transaction.

                  (iii) All or substantially all of the assets of the Bank or FOF are sold, leased, or disposed of in one transaction or a series of related transactions.

            (b) Termination Following Change in Control.

                  (i) Employee shall be entitled to receive payments and benefits pursuant to Section 6(c) if Employee's employment is terminated by the Bank without Cause, as such term is defined in Section 5 hereof, within eighteen
(18) months following a Change in Control.

                  (ii) Employee shall be entitled to receive payments and benefits pursuant to Section 6(c) if Employee terminates his employment with the Bank for "Good Reason" within eighteen (18) months following a Change in Control and after having given the Bank written notice of the existence of the condition constituting "Good Reason" within ninety (90) days of its initial existence and providing the Bank with a period of at least thirty (30) days to remedy the Good Reason condition. For purposes of this Agreement, a condition constituting "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions without Employee's consent:

                        (x) a change in Employee's authority, duties or responsibilities (including reporting responsibilities) which represents a material adverse change from his authority, duties or responsibilities in effect immediately prior thereto;

                        (y) a material reduction in Employee's then-current base salary or the benefits being provided to Employee are reduced in their level, scope or coverage, or any such benefits are eliminated without being replaced with substantially similar plans or benefits, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such plans or benefits prior to such Change in Control; or

                        (z) the Bank's requiring Employee to be based at any place outside a thirty (30) mile radius from Employee's current principal place of work, except for reasonably required travel on the Bank's business which is not greater than such travel requirements prior to the Change in Control.

            (c) Severance Pay and Benefits. If Employee's employment with the Bank terminates under the circumstances described in Section 6(b) above, Employee shall be entitled to receive all of the following in lieu of any payments and benefits pursuant to Section 5:

                  (i) all accrued compensation through the termination date, plus any bonus for which Employee otherwise would be eligible in the year of termination, prorated through the termination date, and payable in a lump sum no later than thirty (30) days following the date of termination of employment;

                  (ii) a severance payment equal to one and one-half (1 1/2) times the amount of (i) Employee's then-current base salary, plus (ii) Employee's most recent bonus (annualized if paid on less than an annual basis). The severance amount shall be paid in eighteen (18) equal monthly installments commencing one (1) month after the termination date and being paid on the last business day of each applicable month. For purposes of Section 409A, as applicable, each installment payment made hereunder shall be considered a separate payment. And, in the event that the total amount of payments due Employee under this Section 6 shall exceed the maximum amount permitted to be paid under a separation pay plan exempt from regulation under Section 409A pursuant to Treasury Regulations Section 1.409A-1(b)(9)(iii), then the entire amount in excess of such maximum amount shall be paid to Employee no later than two and one-half (2 1/2) months following the end of the calendar year in which Employee's employment terminated.

                  (iii) For eighteen (18) months following the termination of Employee's employment, the Bank shall reimburse Employee for premiums he pays to continue health insurance coverage under the Bank's health insurance plan pursuant to COBRA. All such reimbursements shall be paid as soon as practicable following Employee's submission to the Bank of proof of timely premium payments; provided, however, that all such claims for reimbursement shall be submitted by Employee no later than twenty-one (21) months following termination of Employee's employment.

            (d) For purposes of this Paragraph 6, all references to the Bank shall include any "Successor" (as defined below) to the Bank which shall have assumed and become liable for the Bank's obligations hereunder (whether such assumption is by agreement, operation of law or otherwise). "Successor" refers to any Person or entity (corporate or otherwise) into which the Bank (or any such Successor) shall be merged or consolidated or to which all or substantially all the Bank's (or any such Successor's) assets shall be transferred in any manner.

      7. Trade Secrets, Confidential Information, Bank Property and Competitive Business Activities. Employee acknowledges that by virtue of his position with the Bank, he (i) has or will have access to trade secrets and Confidential Information (as defined in Section 7.1.5) of the Bank including valuable information about its business operations and entities with whom it does business in various locations, and (ii) has developed or will develop relationships with parties with whom it does business in various locations. Employee also acknowledges that the Trade Secrets, Confidential Information and Competitive Business Activities provisions set forth in this Agreement are reasonably necessary to protect the Bank's legitimate business interests, are reasonable as to the time, territory and scope of activities which are restricted, do not interfere with public policy or public interest and are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him.

            7.1. Trade Secrets and Confidential Information. Employee acknowledges that: (i) the Bank will disclose to him certain trade secrets and Confidential Information; (ii) trade secrets and Confidential Information are the sole and exclusive property of the Bank and the Bank owns all rights therein under patent, copyright, trade secret, confidential information, or other property right; and (iii) the disclosure of trade secrets and Confidential Information to Employee does not confer upon him any license, interest or rights of any kind in or to the trade secrets or Confidential Information.

                  7.1.1. Employee may use the trade secrets and Confidential Information only in accordance with applicable Bank policies and procedures and solely for the Bank's benefit while he is retained by the Bank. Except as authorized in the performance of services for the Bank, Employee will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer trade secrets or Confidential Information or any portion thereof. Upon the Bank's request, Employee shall return to the Bank all trade secrets and Confidential Information and all related materials in his possession, custody or control.

                  7.1.2. If Employee becomes subject to a court order or other government process that could reasonably be expected to require him to disclose trade secrets or Confidential Information or such disclosure is necessary to comply with applicable law or defend against claims, he shall: (i) notify the Bank promptly before any such disclosure is made; (ii) at the Bank's request and expense cooperate reasonably with steps the Bank takes to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (iii) permit the Bank to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

                  7.1.3. Employee's obligations with regard to trade secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.

                  7.1.4.  Employee's  obligations  with  regard to  Confidential
Information shall remain in effect while he is retained by the Bank and for three (3) years thereafter.

                  7.1.5. As used in this Agreement, "Confidential Information" means information other than trade secrets, that is of value to the Bank and is treated by the Bank as confidential, including, but not limited to, such information about the Bank's lending and deposit operations, regulatory examinations, customer identities, future business plans, pricing, sales manuals, training manuals, selling and pricing procedures, financing methods, financial statements, techniques for designing, developing, manufacturing, testing or marketing advertising campaigns, and information regarding executives and employees; provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Employee.

            7.2. Bank Property. Upon the termination of his employment hereunder, Employee shall: (i) deliver to the Bank all records, memoranda, data, documents and other property of any description which refer or relate in any way to trade secrets or Confidential Information, including all copies thereof, which are in his possession, custody or control; (ii) deliver to the Bank all Bank property (including, but not limited to, keys, credit cards, client files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any Bank customers, or business or business methods, including all copies thereof) which is in his possession, custody or control;
(iii) cooperate reasonably with the Bank to bring all such records, files and other materials up to date, wind up his work, and transfer that work to other individuals designated by the Bank.

            7.3. Competitive Business Activities. During his employment hereunder and for six (6) months following the termination of this employment, regardless of the reason for such termination, Employee will not engage in the following activities:

                  (a) on his own or on another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, directly or indirectly compete with the Bank within the geographical areas set forth in Section 7.3.1;

                  (b) within the geographical areas set forth in Section 7.3.1, be retained, employed, or otherwise engaged, in (i) a management capacity, (ii) other capacity providing the same or similar services which Employee provided to the Bank, or (iii) any capacity connected with competitive business activities by any person or entity that engages in competition with the Bank; or

                  (c) hire, offer employment to, or otherwise solicit for employment any person who is employed by the Bank at any time during the one (1) year period prior to the termination of his employment.

                  10.3.1. The restrictions set forth in Sections 7.3(a) and (b) apply to Richmond County, North Carolina; any county of North or South Carolina contiguous thereto; any other county in which the Bank maintains a business office on the date of termination of his employment hereunder.

                  10.3.2. Notwithstanding the foregoing, Employee's ownership, directly or indirectly, of not more than one percent (1%) of the issued and outstanding stock of any bank or company the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not violate Section 7.3.

            10.4. Remedies. Employee acknowledges that his failure to abide by the Trade Secrets, Confidential Information, Bank Property or Competitive Business Activities provisions of this Agreement would cause irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled by virtue of Employee's failure to abide by these provisions: (i) the Bank may seek legal and equitable relief, including but not limited to preliminary and permanent injunctive relief, for Employee's actual or threatened failure to abide by these provisions; and (ii) Employee will indemnify the Bank for all expenses including attorneys' fees in seeking to enforce these provisions.

            10.5. Tolling. The period during which Employee must refrain from the activities set forth in Sections 7.1 and 7.3 shall be tolled during any period in which he fails to abide by these provisions.

            10.6. Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Employee's obligations or the Bank's rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Employee has executed in the past or may execute in the future or contemporaneously with this Agreement.

      8. Delayed Distribution to Key Employees. If the Bank reasonably determines, in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder that Employee is a Key Employee of the Bank on the date his employment with the Bank terminates and that a delay in severance pay and benefits provided under this Agreement is necessary for compliance with Section 409A(a)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided under this Agreement and not otherwise exempt from Section 409A shall be delayed for a period of six (6) months (the "409A Delay Period"). In such event, any such severance payments and the cost of any such continuation of benefits provided under this Agreement that would otherwise be due and payable to Employee during the 409A Delay Period shall be paid to Employee in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, "Key Employee" shall mean an employee who, on an Identification Date ("Identification Date" shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) of that section. If Employee is identified as a Key Employee on an Identification Date, then Employee shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

      9. Non-Assignability. This Agreement shall not be assignable by Employee. This Agreement shall not be assignable by the Bank without the prior written consent of Employee except to a corporation which is the surviving entity in any merger involving the Bank or to a corporation which acquires all or substantially all of the stock or assets of the Bank.

      10. Modification. This Agreement sets forth all the terms and conditions of the employment agreement between the Employee and the Bank and can be modified only by a writing signed by both parties. No waiver by either party to this Agreement at any time of a breach of the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      11. Counterparts; Construction. This Agreement may be executed in several identical counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina.

      12. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases in the Trade Secrets, Confidential Information, Bank Property, and Competitive Business Activities provisions set forth in this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provisions, clauses, or phrases be "blue-penciled" or rewritten by the court to the extent necessary to render them enforceable.

      13. Notice. All necessary notices, demands, and requests required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail, postage prepaid, address as follows:

           If to Employee:      Wayne O. Farrah III
                                125 Denson Run
                                Rockingham, North Carolina 28379

           If to Bank:          Four Oaks Bank & Trust Company
                                6144 U.S. 301 South
                                Post Office Box 309
                                Four Oaks, North Carolina  27524
                                Attention: President

or to such other address as shall be furnished by either party.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                      FOUR OAKS BANK & TRUST COMPANY


                                      By:
                                          ------------------------------------
                                             Authorized Officer



                                      ----------------------------------------
                                      Wayne O. Farrah III

                                    EXHIBIT C

                            FORM OF VOTING AGREEMENT

                                   [attached]

                             STOCK VOTING AGREEMENT

      STOCK VOTING AGREEMENT, dated as of December 10, 2007 (the "Agreement"), by and among the holders of capital stock of LONGLEAF COMMUNITY BANK, a North Carolina bank (the "Company"), listed on Schedule A attached hereto (each, a "Shareholder," and collectively, the "Shareholders"), FOUR OAKS FINCORP, INC., a North Carolina corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Parent"); and FOUR OAKS BANK & TRUST COMPANY, a North Carolina bank and a state chartered member of the Federal Reserve System (the "Buyer").

      WHEREAS, concurrently herewith, the Parent, the Buyer, and the Company are entering into a Merger Agreement of even date herewith (as amended from time to time, the "Merger Agreement"), pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "Merger"); and

      WHEREAS, each Shareholder owns as of the date hereof the number of shares of capital stock of the Company, Five Dollars ($5.00) par value per share (the "Company Shares"), listed next to such Shareholder's name on Schedule A attached hereto (all such shares of Company Shares, together with any Company Shares acquired after the date hereof and prior to the termination hereof, but excluding any Company Shares sold by such Shareholder after the date hereof, constituting such Shareholder's "Shares"); and

      WHEREAS, the Buyer and the Parent have entered into the Merger Agreement in reliance on and in consideration of, among other things, each Shareholder's representations, warranties, covenants and agreements hereunder.

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

      1. VOTING. Each Shareholder hereby revokes any and all previous proxies with respect to such Shareholder's Shares and irrevocably agrees to vote and otherwise act (including pursuant to written consent), with respect to all of such Shareholder's Shares, for the approval and the adoption of the Merger Agreement and all transactions contemplated thereby, including without limitation all agreements related to the Merger and any actions related thereto, and against any proposal or transaction which could prevent or delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement, at any meeting or meetings of the shareholders of the Company, and any adjournment, postponement or continuation thereof, at which the Merger Agreement and other related agreements (or any amended version or versions thereof) or such other actions are submitted for the consideration and vote of the shareholders of the Company. The foregoing shall remain in effect with respect to such Shareholder's Shares until the termination of this Agreement. Each Shareholder agrees to execute such additional documents as the Buyer and/or the Parent may reasonably request to effectuate the foregoing.

      2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder severally represents and warrants to the Buyer and the Parent as follows:

      (a) Ownership of Shares. On the date hereof, such Shareholder's Shares specified on Schedule A are the only shares of Company Shares owned by such Shareholder. Such Shareholder currently has, good, valid and marketable title to such Shareholder's Shares, free and clear of all restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable federal and state securities laws and other than pledges of the Shareholder's Shares as collateral).

      (b) Authority; Binding Agreement. Such Shareholder has the full legal right, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution and delivery of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party, including, without limitation, any voting agreement, shareholders' agreement or voting trust. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). Neither the execution and delivery of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor the compliance by such Shareholder with any of the provisions hereof will (i) violate, or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Shareholder or such Shareholder's Shares or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

      (c) Reliance on Agreement. Such Shareholder understands and acknowledges that the Buyer and the Parent are entering into the Merger Agreement in reliance upon such Shareholder's execution, delivery and performance of this Agreement. Such Shareholder acknowledges that the agreement set forth in Section 1 is granted in consideration for the execution and delivery of the Merger Agreement by the Buyer and the Parent.

      3. DELIVERY OF AFFILIATE LETTER. Contemporaneously with the execution of this Agreement, each Shareholder shall execute and deliver to the Buyer and the Parent on the date hereof an Affiliate Letter substantially in the form attached hereto as EXHIBIT A.

      4. TERMINATION. This Agreement shall terminate on the earlier of (i) the Effective Time or (ii) immediately upon the termination of the Merger Agreement in accordance with its terms.

      5. ACTION IN SHAREHOLDER CAPACITY ONLY. No Shareholder makes any agreement or understanding herein as a director or officer of the Company; rather, each Shareholder signs solely in such Shareholder's capacity as a record holder and beneficial owner of such Shareholder's Shares, and nothing herein shall limit or affect any actions taken in such Shareholder's capacity as an officer or director of the Company, including without limitation any action taken in such Shareholder's capacity as a director or executive officer of the Company consistent with the provisions in Section 6.1(c) of the Merger Agreement.

      6. MISCELLANEOUS.

      (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

           If to the Buyer or the Parent:

                 Four Oaks Bank & Trust Company
                 6114 U.S. 301 South
                 Post Office Box 309
                 Four Oaks, North Carolina  27524
                 Attention:  Ayden R. Lee, Jr.
                 Telephone:  (919) 963-2177
                 Facsimile:  (919) 963-2768

           with a copy to:

                 Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 Wachovia Capitol Center
                 Raleigh, North Carolina 27602
                 Attention:  John L. Jernigan
                 Telephone:  (919) 821-1220
                 Facsimile:  (919) 821-6800

           If to a Shareholder:

           to the address provided for such Shareholder on Schedule A
                                                           ----------

      (b) Entire Agreement. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

      (c) Amendments. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

      (d) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

      (e) Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

      (f) Injunctive Relief; Jurisdiction. Each Shareholder agrees that irreparable damage would occur and that the Buyer would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Buyer and/or the Parent shall be entitled to an injunction or injunctions to prevent breaches by any Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of North Carolina or in any North Carolina state court (collectively, the "Courts"), this being in addition to any other remedy to which the Buyer and/or the Parent may be entitled at law or in equity. In addition, each of the parties hereto (i) irrevocably consents to the submission of such party to the personal jurisdiction of the Courts in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any of the Courts and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other the Courts.

      (g) Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (h) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

                  [signature page to Stock Voting Agreement]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      PARENT:

                                      FOUR OAKS FINCORP, INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      BUYER:

                                      FOUR OAKS BANK & TRUST COMPANY


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:

                  [signature page to Stock Voting Agreement]

                                      SHAREHOLDERS


                                      ----------------------------------------
                                      Richard E. Adams


                                      ----------------------------------------
                                      W. Jeff Barnhardt


                                      ----------------------------------------
                                      John W. Bullard


                                      ----------------------------------------
                                      Al H. Covington


                                      ----------------------------------------
                                      Peggy R. Dean


                                      ----------------------------------------
                                      Wayne O. Farrah III


                                      ----------------------------------------
                                      Douglas L. Odom


                                      ----------------------------------------
                                      Thomas W. Parker III


                                      ----------------------------------------
                                      Kenneth R. Robinette


                                      ----------------------------------------
                                      John S. Stevenson


                                      ----------------------------------------
                                      William T. Ussery

                                      Rich Scot Investments, LLC


                                      By:
                                         -------------------------------------
                                         John W. Ballard:
                                         Member/Manager

                      SCHEDULE A TO STOCK VOTING AGREEMENT

                              List of Shareholders
                              --------------------


Richard E. Adams           6,780 shares
W. Jeff Barnhardt         11,749 shares
John W. Bullard           19,759 shares
Al H. Covington            4,167 shares
Peggy R. Dean              3,500 shares
Wayne O. Farrah III        3,190 shares
Douglas L. Odom            2,200 shares
Thomas W. Parker III      10,690 shares
Kenneth R. Robinette       6,425 shares
John S. Stevenson          4,211 shares
William T. Ussery         10,654 shares
Rich Scot Investments     35,005 shares

                       EXHIBIT A TO STOCK VOTING AGREEMENT

                            Form of Affiliate Letter
                            ------------------------

                                December 10, 2007


Four Oaks Bank & Trust Company
6114 U.S. 301 South
Post Office Box 309
Four Oaks, North Carolina  27524

      Re:   Affiliate's Agreement

Ladies and Gentlemen:

      The undersigned is a shareholder of Longleaf Community Bank, a North Carolina bank (the "Company"), and may become a shareholder of Four Oaks Fincorp, Inc., a North Carolina corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Parent"), pursuant to the transactions described in the Merger Agreement, dated as of December 10, 2007, by and among the Parent, Four Oaks Bank & Trust Company, a North Carolina bank and a state chartered member of the Federal Reserve System (the "Buyer"), and the Company (the "Merger Agreement"). Under the terms of the Merger Agreement, the Company's outstanding common stock (the "Company Shares") will be exchanged for shares of the Parent's common stock ("Parent's Stock") and/or cash consideration. This Affiliate's Agreement represents an agreement between the undersigned and the Buyer and the Parent regarding certain rights and obligations of the undersigned in connection with
(i) the Company Shares beneficially owned by the undersigned and (ii) the Parent's Stock for which such Company Shares may be exchanged as a result of the merger of the Company with and into the Buyer (the "Merger").

      The execution and delivery of this Affiliate's Agreement by the undersigned is a material inducement to the Buyer and the Parent to consummate the Merger (as such term is defined in the Merger Agreement). In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Parent hereby agree as follows:

      1. AFFILIATE STATUS. The undersigned understands and agrees that as to the Company the undersigned may be deemed an "affiliate" as that term is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act").

      2. COVENANTS AND WARRANTIES OF UNDERSIGNED. The undersigned represents, warrants and agrees that:

            (a) The Buyer and the Parent have informed the undersigned that the issuance of shares of the Parent's Stock will be registered under the 1933 Act on a Registration Statement on Form S-4, and that any distribution by the undersigned of the Parent's Stock has not been registered under the 1933 Act, and that the Parent's Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other applicable requirements of Rules 144 or 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available.

            (b) The undersigned is aware that the Company, the Parent and the Buyer intend to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code, as amended (the "Code"), for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as the Company, the Parent and the Buyer for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the U.S. federal income tax regulations requires "continuity of interest" in order for the Merger to be treated as a tax-free reorganization under Section 368 of the Code. Continuity of interest may not be preserved if stock of an acquired company is disposed of before an acquisition to the acquired or acquiring company or to persons related to either the acquired or acquiring companies for consideration other than stock of the acquiring company, if a shareholder of the acquired company received
certain   distributions   from  the  acquired   company  with  respect  to  such
shareholder's stock in connection with the acquisition, or if stock of the acquiring company issued in the Merger is disposed of in connection with the Merger to the acquiring company or to persons related to the acquiring company. Accordingly, the undersigned declares that in connection with the Merger (i) the undersigned has not and will not dispose of any of the stock of either the Company, the Parent or the Buyer to either the Company, the Parent or the Buyer (other than in exchange for the Merger Consideration), to a person related to the Company (within the meaning of Section 1.368-1(e)(1)(i)(sixth sentence) of the U.S. federal income tax regulations) or to a person related to the Buyer (within the meaning of Section 1.368-1(e)(3) of such regulations), (ii) the undersigned has not and will not receive any dividend or other distribution with respect to the stock of the Company attributable directly or indirectly to funds provided by the Parent or the Buyer, and (iii) the undersigned will not dispose of any stock of the Parent or the Buyer received in the Merger to the Parent or the Buyer or to a person related to the Parent or the Buyer within the meaning of Section 1.368-1(e)(3) of the U.S. federal income tax regulations.

      3. RESTRICTIONS ON TRANSFER. The undersigned understands and agrees that stop transfer instructions with respect to the Parent's Stock received by the undersigned pursuant to the Merger may be given to the Buyer's transfer agent and that there may be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

            "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with
            (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend, and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such transfer or other disposition."

Such legend would also be placed on any certificate representing the Parent's Stock issued subsequent to the original issuance of the Parent's Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Parent's Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Parent's Stock received by the undersigned pursuant to the Merger, or, at the expiration of the restrictive period set forth in Rule 145(d), the Parent, upon the request of the undersigned, will cancel the stop transfer instructions described above and cause the certificates representing the shares of Parent's Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 or 145(d) upon receipt by the Parent of an opinion of its counsel to the effect that such instructions may be canceled and such legend may be removed.

      4. UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS. The undersigned has carefully read the Merger Agreement and this Affiliate's Agreement and discussed their requirements and impact upon the ability to sell, transfer, or otherwise dispose of the shares of Parent's Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel.

      5. TRANSFER UNDER RULE 145(D). If the undersigned desires to sell or otherwise transfer the shares of Parent's Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Parent's Stock, together with such additional information as the transfer agent may reasonably request.

      6. ACKNOWLEDGMENTS. The undersigned recognizes and agrees that the foregoing provisions also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, under certain circumstances, any sale of Parent's Stock by the undersigned within a period of less than six (6) months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

      7. INJUNCTIVE RELIEF. Each of the parties acknowledges that (i) the covenants and the restrictions contained in this Affiliate's Agreement are necessary, fundamental, and required for the protection of the Parent and to preserve for the Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and
(iii) a breach of any such covenants or any other provision of this Affiliate's Agreement shall result in irreparable harm and damages to the Parent which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, the Parent shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

      8. MISCELLANEOUS. This Affiliate's Agreement is the complete agreement among the Parent and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate's Agreement shall be governed by the laws of the State of North Carolina, without regard to principles of conflicts of laws.

      This Affiliate's Agreement is executed as of the 10th day of December, 2007.

                                      Very truly yours,


                                      -------------------------------
                                      Signature

AGREED TO AND ACCEPTED as of

_______________________________, 200_

FOUR OAKS FINCORP, INC.




By:
   ----------------------------------------
      Name:
      Title:

                                    EXHIBIT D

                            FORM OF AFFILIATE LETTER

                                   [attached]

                                  December 10, 2007


Four Oaks Bank & Trust Company
6114 U.S. 301 South
Post Office Box 309
Four Oaks, North Carolina  27524

      Re:   Affiliate's Agreement

Ladies and Gentlemen:

      The undersigned is a shareholder of Longleaf Community Bank, a North Carolina bank (the "Company"), and may become a shareholder of Four Oaks Fincorp, Inc., a North Carolina corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Parent"), pursuant to the transactions described in the Merger Agreement, dated as of December 10, 2007, by and among the Parent, Four Oaks Bank & Trust Company, a North Carolina bank and a state chartered member of the Federal Reserve System (the "Buyer"), and the Company (the "Merger Agreement"). Under the terms of the Merger Agreement, the Company's outstanding common stock (the "Company Shares") will be exchanged for shares of the Parent's common stock ("Parent's Stock") and/or cash consideration. This Affiliate's Agreement represents an agreement between the undersigned and the Buyer and the Parent regarding certain rights and obligations of the undersigned in connection with
(i) the Company Shares beneficially owned by the undersigned and (ii) the Parent's Stock for which such Company Shares may be exchanged as a result of the merger of the Company with and into the Buyer (the "Merger").

      The execution and delivery of this Affiliate's Agreement by the undersigned is a material inducement to the Buyer and the Parent to consummate the Merger (as such term is defined in the Merger Agreement). In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Parent hereby agree as follows:

      1. AFFILIATE STATUS. The undersigned understands and agrees that as to the Company the undersigned may be deemed an "affiliate" as that term is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act").

      2. COVENANTS AND WARRANTIES OF UNDERSIGNED. The undersigned represents, warrants and agrees that:

            (a) The Buyer and the Parent have informed the undersigned that the issuance of shares of the Parent's Stock will be registered under the 1933 Act on a Registration Statement on Form S-4, and that any distribution by the undersigned of the Parent's Stock has not been registered under the 1933 Act, and that the Parent's Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other applicable requirements of Rules 144 or 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available.

            (b) The undersigned is aware that the Company, the Parent and the Buyer intend to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code, as amended (the "Code"), for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as the Company, the Parent and the Buyer for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the U.S. federal income tax regulations requires "continuity of interest" in order for the Merger to be treated as a tax-free reorganization under Section 368 of the Code. Continuity of interest may not be preserved if stock of an acquired company is disposed of before an acquisition to the acquired or acquiring company or to persons related to either the acquired or acquiring companies for consideration other than stock of the acquiring company, if a shareholder of the acquired company received
certain   distributions   from  the  acquired   company  with  respect  to  such
shareholder's stock in connection with the acquisition, or if stock of the acquiring company issued in the Merger is disposed of in connection with the Merger to the acquiring company or to persons related to the acquiring company. Accordingly, the undersigned declares that in connection with the Merger (i) the undersigned has not and will not dispose of any of the stock of either the Company, the Parent or the Buyer to either the Company, the Parent or the Buyer (other than in exchange for the Merger Consideration), to a person related to the Company (within the meaning of Section 1.368-1(e)(1)(i)(sixth sentence) of the U.S. federal income tax regulations) or to a person related to the Buyer (within the meaning of Section 1.368-1(e)(3) of such regulations), (ii) the undersigned has not and will not receive any dividend or other distribution with respect to the stock of the Company attributable directly or indirectly to funds provided by the Parent or the Buyer, and (iii) the undersigned will not dispose of any stock of the Parent or the Buyer received in the Merger to the Parent or the Buyer or to a person related to the Parent or the Buyer within the meaning of Section 1.368-1(e)(3) of the U.S. federal income tax regulations.

      3. RESTRICTIONS ON TRANSFER. The undersigned understands and agrees that stop transfer instructions with respect to the Parent's Stock received by the undersigned pursuant to the Merger may be given to the Buyer's transfer agent and that there may be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

            "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with
            (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend, and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such transfer or other disposition."

Such legend would also be placed on any certificate representing the Parent's Stock issued subsequent to the original issuance of the Parent's Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Parent's Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Parent's Stock received by the undersigned pursuant to the Merger, or, at the expiration of the restrictive period set forth in Rule 145(d), the Parent, upon the request of the undersigned, will cancel the stop transfer instructions described above and cause the certificates representing the shares of Parent's Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 or 145(d) upon receipt by the Parent of an opinion of its counsel to the effect that such instructions may be canceled and such legend may be removed.

      4. UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS. The undersigned has carefully read the Merger Agreement and this Affiliate's Agreement and discussed their requirements and impact upon the ability to sell, transfer, or otherwise dispose of the shares of Parent's Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel.

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

      5. TRANSFER UNDER RULE 145(D). If the undersigned desires to sell or otherwise transfer the shares of Parent's Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Parent's Stock, together with such additional information as the transfer agent may reasonably request.

      6. ACKNOWLEDGMENTS. The undersigned recognizes and agrees that the foregoing provisions also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, under certain circumstances, any sale of Parent's Stock by the undersigned within a period of less than six (6) months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

      7. INJUNCTIVE RELIEF. Each of the parties acknowledges that (i) the covenants and the restrictions contained in this Affiliate's Agreement are necessary, fundamental, and required for the protection of the Parent and to preserve for the Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and
(iii) a breach of any such covenants or any other provision of this Affiliate's Agreement shall result in irreparable harm and damages to the Parent which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, the Parent shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

      8. MISCELLANEOUS. This Affiliate's Agreement is the complete agreement among the Parent and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate's Agreement shall be governed by the laws of the State of North Carolina, without regard to principles of conflicts of laws.

      This Affiliate's Agreement is executed as of the 10th day of December, 2007.

                                      Very truly yours,


                                      -------------------------------
                                      Signature

AGREED TO AND ACCEPTED as of

_______________________________, 200_




FOUR OAKS FINCORP, INC.




By:
   ----------------------------------------
      Name:
      Title:



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